IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


In re                                       )        Chapter 11
                                            )
GROSSMANS INC., dba                        )        Case No. 97-695 (PJW)
Contractors' Warehouse,                     )
Mr. 2nd's Bargain Outlet,                   )
Grossman's Bargain Outlet,                  )
GRS HOLDING COMPANY, INC.                   )       Case No. 97-696 (PJW)
and GRS REALTY COMPANY, INC.                )       Case No. 97-697 (PJW)
                                            )
                  Debtors.                  )        Jointly Administered


                       JOINT PLAN OF REORGANIZATION UNDER
                 CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE

       SONNENSCHEIN NATH & ROSENTHAL Fruman Jacobson John Collen Robert E. Richards Thomas A. Labuda, Jr. 8000 Sears Tower Chicago, Illinois 60606 (312)
                                    876-8000

                                     - and -

                      YOUNG CONAWAY STARGATT & TAYLOR, LLP
                          Laura Davis Jones (No. 2436)
                        Victoria W. Counihan (No. 3488)
                        Rodney Square North, 11th Floor
                           Wilmington, Delaware 19899
                                 (302) 571-6600
                             Attorneys for Debtors

Dated:  October 29, 1997

     Grossman's  Inc., GRS Holding Company,  Inc., GRS Realty Company,  Inc. and
JELD-WEN, inc. propose this Joint Plan of Reorganization pursuant to Section 1121(a) of the United States Bankruptcy Code.

                                    ARTICLE 1

                         DEFINITIONS AND INTERPRETATION

     The following underlined terms, when capitalized, shall have the meanings specified below, and such meanings shall be equally applicable to the singular and plural forms of such terms.

     1.1 Administrative Expense means a Claim or portion of a Claim allowed under Code Section 503(b) and entitled to priority under Code Section 507(a)(1).

     1.2 Allowed, when used with respect to any Claim except a Reclamation Claim, means the Claim or applicable portion thereof that has been allowed pursuant to Code Section 502, and, if the Claim was objected to, means that a Final Order has been entered allowing the Claim pursuant to Code Section 502. For purposes of Reclamation Claims only, Allowed shall mean (i) a Reclamation Claim in the amount listed on Exhibit B to this Plan or (ii) a Reclamation Claim in the which the Court has entered a Final Order allowing such Reclamation Claim.

     1.3 Assigned Action means a cause of action that may be asserted by a Debtor or its successors pursuant to Code Sections 544(b), 547, 548 or 550.

     1.4 Assumed Contracts shall mean all the contracts and unexpired leases set forth on Exhibit A to this Plan.

     1.5 Bankruptcy Rules mean the Federal Rules of Bankruptcy Procedure, as amended and promulgated under Section 2075 of Title 28 of the U.S. Code.

     1.6 Bargain Outlet Division means the stores doing business as Grossman's Bargain Outlet or Mr. 2nd's Bargain Outlet and all assets directly related thereto.

     1.7 Business Day means any day other than a Saturday, Sunday or legal holiday in Delaware, Massachusetts or Oregon.

     1.8 Cases mean the above-captioned jointly administered bankruptcy cases.

     1.9 Cash means cash and cash equivalents, including but not limited to U.S. currency on hand, U.S. currency on deposit in any bank account and checks or other similar negotiable instruments denominated in U.S. currency.

     1.10 Claim means (a) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or (b) right to an equitable remedy for breach or performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

     1.11 Class means a category or group of holders of Claims or Interests as designated in Article 4 of this Plan.

     1.12 Code means the  Bankruptcy  Reform Act of 1978, as amended,  11 U.S.C.
Section 101 et seq.

     1.13 Combined Investors Loan means that certain loan made pursuant to the loan agreement between GRS Realty, as borrower, and Combined Investors, L.L.C., as lender, dated April 4, 1996, evidenced by, among other things, two promissory notes in the principal amounts of $2,666,666.67 and $1,333,333.33, respectively, and secured by mortgages and assignments of rents on certain real property of GRS Realty. The Combined Investors Loan was sold to GDI pursuant to a certain Loan Sale Agreement With Joinder By Borrower Parties dated February 20, 1997.

     1.14 Committees means the Official Committee of Unsecured Creditors and the Official Committee of Equity Security Holders appointed by the Office of the United States Trustee for the District of Delaware.

     1.15 Confirmation means the entry of the Confirmation Order by the Court pursuant to Code Section 1129.

     1.16   Confirmation   Date  means  the  date  that  the  Court  enters  the
Confirmation Order.

     1.17 Confirmation Order means the order of the Court confirming this Plan.

     1.18 Congress Adversary Proceeding shall mean Adversary Proceeding No. A-97-75 commenced by Congress Financial Corporation.

     1.19 Contested Claim means a Claim against a Debtor to which an Objection has been filed by a party in interest and which Objection has not been resolved as of the relevant date.

     1.20 Contested Claim Amount means the amount of the Contested Claim that has been objected to by a party in interest.

     1.21 Contested Claim Reserve means the account maintained for the benefit of holders of Contested Claims.

     1.22 Convenience Claim means an Unsecured Claim not exceeding $25,000, or as such dollar threshold may be increased by agreement of the Debtors, JELD-WEN and the Creditors' Committee.

     1.23 Court means the United States Bankruptcy Court for the District of Delaware or such other court of competent jurisdiction exercising jurisdiction over all or part of the Debtors' Cases.


     1.24 Creditor means the holder of a Claim (other than as holder of an Administrative Expense).

     1.25 Creditor Stock means the New Common Stock issued to holders of Allowed Unsecured Claims.

     1.26 Creditors' Committee shall mean the Official Committee of Unsecured Creditors formed by the Office of the United States Trustee for the District of Delaware.

     1.27 Debtor means, depending on the context, either Grossman's, GRS Holding or GRS Realty as a Debtor or Debtor in possession and Debtors means Grossman's, GRS Holding and GRS Realty together as Debtors and Debtors in possession.

     1.28 Deficiency Amount means the amount by which the total amount of a Claim (other than an Administrative Expense Claim) exceeds the value of the collateral securing such Claim as of the date of the valuation of the collateral for purposes of claim allowance.

     1.29 Disallowed, when used with respect to a Claim, means that the Claim or applicable portion thereof has been determined by a Final Order to be invalid.

     1.30 Disclosure  Statement means the disclosure  statement filed under Code
Section 1125 in support of this Plan.

     1.31 Effective Date means the eleventh day after the Confirmation Date, calculated in accordance with Bankruptcy Rule 9006, unless the Confirmation has been stayed or any of the other conditions set forth in Section 15.1 of this Plan have not been met or waived, in which event it is the first day after such stay is no longer in effect and such conditions have been met or waived (that is also ten days after the Confirmation Date) calculated in accordance with Bankruptcy Rule 9006, provided that all conditions to the effectiveness of the Plan have been satisfied on or before such date. If the Effective Date does not occur within thirty (30) days after the Confirmation Date, then this Plan shall not become effective at all unless the Debtors, Jeld-Wen and the Creditors= Committee all agree to extend further the time for the Plan to become effective.

     1.32 Escrow Account means the interest bearing escrow account established with an escrow agent reasonably acceptable to the Plan Proponents and the Creditors' Committee to hold funds in accordance with Section 8.1.3 of this Plan.

     1.33 Exit Financing Facility means the financing  facility  contemplated in
Section 9.2 of this Plan.

     1.34 Final DIP Order means that certain Agreed Final Order Approving DIP Facility With GDI Company, Inc. And Use of Cash Collateral dated April 30, 1997, as amended on October 9, 1997.


     1.35 Final Order means an order that is final and nonappealable.

     1.36 GDI means GDI Company, Inc., an Oregon corporation.

     1.37 GDI DIP Facility means the debtor in possession financing facility approved by this Court pursuant to Final DIP Order.

     1.38 GDI Loan Agreement means that certain Loan Agreement between GDI, as Lender, and the Debtors, as Borrowers, dated February 25, 1997, evidenced by that certain Secured Promissory Note dated February 25, 1997 in the principal amount of $1,999,999.00 and secured by mortgages on the following three parcels of real property as of the Petition Date: (i) Scarborough, Maine; (ii) Laconia, New Hampshire; and (iii) Warrensville Heights, Ohio.

     1.39 Grossman's means Grossman's Inc., a Delaware corporation and a Debtor in Case No. 97-695 (PJW).

     1.40 GRS Holding means GRS Holding Company, Inc., a Delaware corporation and a Debtor in Case No. 97-696 (PJW).

     1.41 GRS Realty means GRS Realty Company, Inc., a Delaware corporation and a Debtor in Case No. 97-697 (PJW).

     1.42 Holders shall have the meaning set forth in Section 8.7 of this Plan.

     1.43 Indemnification Policies means the insurance policy or policies obtained by the Debtors to cover their obligations to indemnify their present and former officers and directors pursuant to any provisions of the Debtors' charters, by-laws, and/or applicable state law.

     1.44 Independent Members means the following members of the board of directors of Grossman's: Thomas E. Arnold, Jr., Russell N. Cox, Robert K. Swanson and Dr. Abraham Zaleznik.

     1.45 Initiating Holders has the meaning set forth in the Registration Rights Agreement.

     1.46 Interest means an equity interest in Grossman's, GRS Holding and/or GRS Realty.

     1.47 Interestholder means the holder of an Interest.

     1.48 JELD-WEN means JELD-WEN, inc., an Oregon corporation.

     1.49 Lien means a charge against or interest in property to secure payment of a debt or performance of an obligation.


     1.50 Miscellaneous Secured Claims means a Secured Claim that is held by a Person other than GDI, Congress Financial Corporation or Associates Commercial Corporation.

     1.51 New Common Stock means the shares of common stock to be issued by the Reorganized Company in connection with this Plan.

     1.52 Offer Period shall have the meaning set forth in Section 8.6 of this Plan.

     1.53 Old Common Stock means the shares of common stock or warrants or options to purchase the same issued by each Debtor prior to the Petition Date and outstanding as of such date.

     1.54 Person means an individual, partnership, corporation, joint venture, unincorporated association or organization, estate, trust or governmental unit.

     1.55 Petition Date means April 7, 1997, the date on which the Debtors commenced these Cases.

     1.56 Plan means the joint Chapter 11 plan of reorganization set forth herein, as the same may be amended from time to time pursuant to the Plan's terms, the Code or the Bankruptcy Rules.

     1.57 Plan Documents means Exhibits A through E to this Plan, which exhibits will be filed with the Court not later than the conclusion of the Confirmation hearing on the Plan.

     1.58 Priority Non-Tax Claim means a Claim entitled to priority under Code " 507(a)(3), 507(a)(4) or 507(a)(6).

     1.59 Priority Tax Claim means a Claim asserted by a governmental unit entitled to priority under Code Section 507(a)(8).

     1.60 Pro Rata means the proportion that the amount of an Allowed Claim in a particular Class bears to the aggregate amount of all Allowed Claims in the Class (including any Contested Claim Reserve).

     1.61 Professionals means any professional Person employed in these Cases at any time before Confirmation by the Debtors or either of the Committees.

     1.62  Reclamation  Claim means a Claim to reclaim goods asserted under Code
Section 546(c) and applicable state law.

     1.63 Registrable Stock shall have the meaning set forth in the Registration Rights Agreement.


     1.64 Registration Rights Agreement means that certain registration rights agreement substantially in the form attached as Exhibit D to this Plan.

     1.65 Reorganized Company means Grossman's as a reorganized, privately held company under the Plan (including the merger of GRS Holding and GRS Realty into Grossman's) from and after the Effective Date.

     1.66 Restated By-Laws shall mean the amended and restated by-laws of the Reorganized Company in substantially the form attached as Exhibit E to this Plan.

     1.67 Restated Charter means the amended and restated certificate of incorporation of the Reorganized Company in substantially the form attached as Exhibit C to this Plan.

     1.68 Secured Claim means a secured claim within the meaning of Code Section 506(a) and shall not include any Deficiency Amount.

     1.69 Shareholders Agent shall have the meaning set forth in Section 8.7 of this Plan.

     1.70 Transfer Agent means the Person designated by Debtors to distribute New Common Stock under this Plan and to keep the registry of the holders thereof from and after the Effective Date.

     1.71 Unsecured Claims means a Claim other than a Secured Claim, a Miscellaneous Secured Claim, an Administrative Claim, a Reclamation Claim, a Convenience Claim, a Priority Non-Tax Claim or a Priority Tax Claim. Unsecured Claims also includes any Claim for a Deficiency Amount.

     1.72 Interpretation. Any term not defined herein has the meaning ascribed to it in the Code or the Bankruptcy Rules. The exhibits attached to this Plan are incorporated into and are part of this Plan as if fully set forth in this Plan. The headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.

                                    ARTICLE 2

                      SUBSTANTIVE CONSOLIDATION OF DEBTORS

     2.1 Substantive Consolidation. Pursuant to the Confirmation Order, on the Effective Date: (i) all Claims of Debtors by and against each other shall be eliminated; (ii) except as otherwise provided in this Plan, all assets and all proceeds thereof and all liabilities of Debtors shall be merged or treated as though they were merged; (iii) any obligation of any Debtor and all guarantees thereof executed by, or joint liability of, any Debtor will be deemed to be one obligation of the consolidated Debtors; (iv) any Claim based on any such guaranteed obligation or joint liability shall be deemed to be one Claim against the consolidated Debtors and treated as such under this Plan; (v) each and every Claim filed in the individual chapter 11 case of either or both of Debtors will be deemed filed against the consolidated Debtors and treated as a single Claim under this Plan; and (vi) for purposes of determining the availability of the right to setoff under Code Section 553, Debtors shall be treated as one entity so that, subject to the other provisions of Code Section 553, debts due to any Debtor may be set off against debts of the other Debtor.


     2.2 Extinguishment of Guarantees. On the Effective Date, and in accordance with this Plan and the Confirmation Order, all Claims based on guarantees of collection, payment or performance, or joint liability of Debtors, as to the obligations of the other Debtor, shall be discharged, released and of no further force and effect.

                                    ARTICLE 3

            PROVISIONS FOR THE ALLOWANCE AND PAYMENT OF UNCLASSIFIED
              CLAIMS -- ADMINISTRATIVE EXPENSES AND PRIORITY TAXES

     3.1 Administrative Expenses. Each holder of an Allowed Administrative Expense shall be paid in respect of such Claim in Cash, in full, on the Effective Date, or, if such Claim has not been Allowed on or before the Effective Date, promptly after the allowance of the Claim by a Final Order; provided, however, an Allowed Administrative Expense may be satisfied on such other terms as may be agreed to by the holder of such Claim and the Debtors.

     3.1.1 Bar Date for Requests For Payment of an Administrative Expense. All requests for payment of an Administrative Expense, except for Professionals' requests for compensation and post-petition extensions of trade credit for goods or services, shall be filed with the Court within forty-five (45) days of the Effective Date or be forever barred. Within five (5) days of the Effective Date, the Debtors shall serve notice of such Administrative Expense bar date on all known parties asserting Administrative Expenses except for Professionals.

     3.1.2 Deadline for Objections. All objections to allowance of Administrative Expenses must be filed within thirty (30) days of the Administrative Expense bar date. If an objection to any Administrative Expense is not filed on or before that date, the Administrative Expense shall be deemed Allowed as of that date.

     3.2 GDI DIP Facility. The GDI DIP Facility shall be satisfied and replaced by the Exit Financing Facility contemplated in Section 9.2 of this Plan.

     3.3 Pension Plan. The Reorganized Company will continue to maintain the Grossman's pension plan.

     3.4 Priority Tax Claims. Any holder of an Allowed Priority Tax Claim shall receive at the option of the Debtors (i) the amount of the holder's Allowed Priority Tax Claim in one Cash payment on the Effective Date or (ii) the amount of the holder's Allowed Priority Tax Claim, with interest at a rate to be determined by the Court at the hearing on Confirmation of this Plan, in equal annual Cash payments on each anniversary of the Effective Date, until the last anniversary of the Effective Date that precedes the sixth anniversary date of the date of assessment of the Allowed Priority Tax Claim. A Priority Tax Claim that is a Contested Claim shall not receive any distribution on the Effective Date or thereafter unless and until such Claim becomes a Allowed Priority Tax Claim.


                                    ARTICLE 4

                     CLASSIFICATION OF CLAIMS AND INTERESTS

     4.1 Class 1 -- Allowed Priority Non-Tax Claims. Class 1 consists of all Allowed Priority Non-Tax Claims.

     4.2 Class 2 -- Allowed Secured Claims of GDI. Class 2 consists of the Allowed Secured Claims of GDI, separately classified and described below as Classes 2A and 2B.

     4.2.1 Class 2A -- The GDI Loan Agreement. Class 2A consists of the Allowed Secured Claim of GDI under the GDI Loan Agreement.

     4.2.2 Class 2B -- The Combined Investors Loan. Class 2B consists of the Allowed Secured Claim of GDI under the Combined Investors Loan.

     4.3 Class 3 -- Allowed Secured Claim of Associates Commercial Corporation. Class 3 consists of the Allowed Secured Claim of Associates Commercial Corporation. Associates Commercial Corporation and Grossman's are parties to a certain Retail Installment Contract dated February 26, 1996 under which the Debtor purchased certain equipment (the "Installment Contract").

     4.4 Class 4 -- Miscellaneous Secured Claims. Class 4 claims consists of all Allowed Secured Claims, if any, held by Persons other than GDI, Congress Financial Corporation and Associates Commercial Corporation.

     4.5 Class 5 -- Allowed Reclamation Claims. Class 5 consists of all Allowed Reclamation Claims.

     4.6 Class 6 -- Allowed Claim of Congress Financial Corporation. Class 6 consists of any Allowed Claim of Congress Financial Corporation. Congress Financial Corporation commenced the Congress Adversary Proceeding seeking to enforce an early termination fee of up to $1 million plus certain fees and costs related thereto under its prepetition credit agreement with Grossman's.

     4.7 Class 7 -- Allowed Convenience Claims. Class 7 consists of all Allowed Convenience Claims.


     4.8 Class 8 -- Allowed Unsecured Claims. Class 8 consists of all Allowed Unsecured Claims not specifically classified in other Classes including all Allowed Claims for any Deficiency Amounts.

     4.9 Class 9 -- Old Common Stock. Class 9 consists of Interests in Grossman's, GRS Holding and GRS Realty, separately classified and described below.

     4.9.1 Class 9A. Class 9A consists of Old Common Stock in Grossman's.

     4.9.2 Class 9B. Class 9B consists of Old Common Stock in GRS Holding.

     4.9.3 Class 9C. Class 9C consists of Old Common Stock in GRS Realty.

                                    ARTICLE 5

                       IDENTIFICATION OF IMPAIRED CLASSES
                             OF CLAIMS AND INTERESTS

     5.1 Impaired Classes of Claims and Interests. Classes 2A, 4, 5, 6, 7, 8 and 9A, 9B and 9C are impaired under this Plan.

     5.2 Unimpaired Classes of Claims and Interests. Classes 1, 2B and 3 are not impaired under this Plan.

                                    ARTICLE 6

                           PROVISIONS FOR TREATMENT OF
                         CLASSIFIED CLAIMS AND INTERESTS

     6.1 Class 1 -- Allowed Priority Non-Tax Claims. Class 1 is unimpaired. Each holder of an Allowed Priority Non-Tax Claim shall be paid the full amount of its Allowed Claim in Cash on the Effective Date unless paid earlier pursuant to prior order of the Court or agreed otherwise by the Debtors and the holder of such Claim.

     6.2 Class 2A -- Allowed Secured Claim of GDI under GDI Loan Agreement. Class 2A is impaired. As of the Petition Date, the outstanding balance of principal and accrued interest under the GDI Loan Agreement was $2,022,903.77. On August 11, 1997, however, the Court approved the sale of the Scarborough, Maine property to Pende Associates, Inc. at a price of $505,000.00. After the application of net sale proceeds, the outstanding balance of principal and interest under the GDI Loan Agreement was approximately $1.7 million. If JELD-WEN provides the Exit Financing Facility provided for in Section 9.2 of this Plan, then the remaining balance of the Allowed Secured Claim of GDI under the GDI Loan Agreement (after application of sale proceeds of the Scarborough property or any other property that is sold prior to Confirmation) shall be incorporated in the Exit Financing Facility and thus secured by the Reorganized Company's real estate. If, however, a third-party lender provides the Exit Financing Facility, then the remaining balance of the Allowed Claim of GDI under the GDI Loan Agreement shall be reaffirmed with a new maturity date of the earlier of (i) November 1, 1998 or (ii) whenever all of the real property that secures the GDI Loan Agreement is sold.


     6.3 Class 2B -- Allowed Secured Claim of GDI Under the Combined Investors Loan. Class 2B is not impaired. The Allowed Secured Claim of GDI under the Combined Investors Loan was fully paid on an interim basis during the course of these Cases from the proceeds of sale of the real estate that secured the Combined Investors Loan. The interim application of such proceeds shall be deemed final on the Effective Date.

     6.4 Class 3 -- Allowed Secured Claim of Associates Commercial Corporation. Class 3 is not impaired. Associates Commercial Corporation was owed approximately $15,000.00 as of the Petition Date and has received postpetition adequate protection payments of $409.71 a month in accordance with that certain Agreed Order Providing Adequate Protection to Associates dated July 22, 1997. The remaining portion of the Allowed Secured Claim of Associates Commercial Corporation shall be paid according to the terms of the Installment Contract. In addition, Associates Commercial Corporation shall retain the lien securing its Allowed Secured Claim. The Reorganized Company retains the right to prepay the Allowed Secured Claim of Associates Commercial Corporation without penalty.

     6.5 Class 4 -- Allowed Miscellaneous Secured Claims. Class 4 is impaired. At the Debtors' option, the holders of any Miscellaneous Secured Claims, if any, shall either (i) be paid the replacement value of their collateral or (ii) have their collateral returned to them. Any Deficiency Amount shall be classified in Classes 7 or 8. In the event any Miscellaneous Secured Claim is determined to be an Allowed Secured Claim, then such Allowed Secured Claim shall be treated as if it were separately classified for purposes of voting on this Plan and " 1126 and 1129 of the Bankruptcy Code.

     6.6 Class 5 -- Allowed Reclamation Claims. Class 5 Claims are impaired. Holders of Reclamation Claims may elect treatment from one of the two options described below. Section 14.9 of this Plan provides the manner of making such an election.

     6.6.1 Option A. A holder of a Reclamation Claim may elect to receive the amount set forth below in full satisfaction of its Allowed Reclamation Claim (including any remaining unsecured claim relating to such Allowed Reclamation Claim). Each holder of an Allowed Reclamation Claim electing Option A shall receive in Cash on the Effective Date a distribution equal to seventy percent (70%) of its Allowed Reclamation Claim. With respect to each holder of any Allowed Reclamation Claim which timely elects Option A, the amount of such person's Reclamation Claim which shall be deemed an Allowed Reclamation Claim is the amount shown on Exhibit B to the Plan, and no person shall be entitled to object to such Allowed Reclamation Claim on any grounds.


     6.6.2 Option B. A holder of a Reclamation Claim may elect to commence an adversary proceeding in the Bankruptcy Court prior to the Confirmation Date and seek the payment of its Reclamation Claim in full as an Administrative Expense. The Debtors reserve and intend to assert all of their defenses and counterclaims thereto. If and only if the holder of a Reclamation Claim is successful in such an adversary proceeding, then such holder will be paid as soon as practicable after the allowance of such Claim by a Final Order one hundred percent (100%) of its unpaid Allowed Reclamation Claim from available Cash. If, however, the holder of such claim either (i) is unsuccessful in such adversary proceeding or
(ii) fails to commence an adversary proceeding by the Confirmation Date and has not elected Option A in accordance with Section 14.9 of this Plan, then such Reclamation Claim will be treated as an Allowed Unsecured Claim in accordance with Section 6.9 of this Plan. No distribution shall be made to the holder of a Reclamation Claim while an adversary proceeding commenced pursuant to this section is pending with respect to such Reclamation Claim.

     6.7 Class 6 -- Allowed Claim of Congress Financial Corporation. Class 6 is impaired. On October 21, 1997, the Court approved an agreement between the Debtors and Congress to settle the Congress Adversary Proceeding under which the Debtors have paid Congress$620,000, plus $75,000 of attorneys' fees and costs, in full satisfaction of the termination fee. Thus, Class 6 has been fully satisfied.

     6.8 Class 7 -- Allowed Convenience Claims. Class 7 Claims are impaired. Creditors in Class 7 shall be paid twenty-three percent (23%) of their Allowed Convenience Claims in Cash. In addition, holders of Class 7 Claims shall share Pro Rata with holders of Class 8 Claims in proceeds, if any, (less recovery costs and fees) of the Assigned Actions. Allowed Convenience Claims shall receive no distribution of New Common Stock or other distributions.

     6.9 Class 8 -- Allowed Unsecured Claims. Class 8 Claims are impaired.

     6.9.1 Creditors in Class 8 which qualify as "qualified creditors" under 26 U.S.C. Section 382(l)(5)(E) shall be paid seventeen percent (17%) of their Allowed Unsecured Claims in Cash and receive their Pro Rata share of 50% of the New Common Stock. In addition, holders of Class 8 Claims shall share Pro Rata with holders of Class 7 Claims in proceeds, if any, (less recovery costs and fees) of the Assigned Actions.

     6.9.2 The Debtors reserve the right to provide any Creditor in Class 8 who does not qualify as a "qualified creditor" under 26 U.S.C. Section 382(l)(5)(E) with alternate treatment in order to protect the Debtors' federal income tax attributes. Such alternate treatment will be the economic equivalent of the treatment otherwise given to holders of Class 8 Claims. Such alternate treatment will be agreed upon by the Plan Proponents and such claimant (with notice to the Creditors' Committee) or if no such agreement is reached, as determined by the Bankruptcy Court after notice and a hearing. NO DISTRIBUTION OF NEW COMMON STOCK SHALL BE MADE UNDER ANY CIRCUMSTANCES OR PURSUANT TO OR IN ACCORDANCE WITH ANY PROVISION OF THIS PLAN TO ANY CREDITOR THAT IS NOT A "QUALIFIED CREDITOR" UNDER 26 U.S.C. SECTION 382(l)(5)(E). ONLY SUCH "QUALIFIED CREDITORS" SHALL BE ACTUAL OR DEEMED HOLDERS OF NEW COMMON STOCK.


     6.10 Classes 9A, 9B and 9C -- Old Common Stock. Classes 9A, 9B and 9C Interests are impaired. No distributions shall be made on account of the Old Common Stock. All of the Old Common Stock shall be canceled as soon as practicable after the Effective Date.

                                    ARTICLE 7

                         ACCEPTANCE OR REJECTION OF PLAN
                            AND ELECTIONS ON BALLOTS

         7.1 Classes Entitled to Vote. Each impaired Class, except for Classes 9A, 9B and 9C, shall be entitled to vote separately to accept or reject this Plan. Any unimpaired Class of Claims shall not be entitled to vote to accept or reject this Plan.

     7.2 Classes of Claims and Interests Deemed to Reject this Plan. Old Common Stock (Classes 9A, 9B and 9C) is impaired and does not receive or retain any property under this Plan. Under Section 1126(g) of the Code, the holders of such Interests are conclusively presumed to reject this Plan, and the votes of such holders will not be solicited.

                                    ARTICLE 8

                         PLAN FUNDING AND DISTRIBUTIONS

     8.1 Source of Funding for Cash Distributions under the Plan. Cash Distributions provided under this Plan shall be funded as follows:

     8.1.1 On the Effective Date, JELD-WEN shall pay the Debtor $8.25 million by wire transfer in exchange for the 50% of the New Common Stock to be issued in connection with this Plan.

     8.1.2 On the Effective Date, JELD-WEN shall provide the Reorganized Company with a $10.5 million secured line of credit subordinated to the Exit Financing Facility.

     8.1.3 On the Effective Date, the Reorganized Company shall place in the Escrow Account $8,250,000 in Cash. Until all Unsecured Claims and Convenience Class Claims have been either Allowed or Disallowed by Final Orders and all Allowed Unsecured Claims and Convenience Claims have been paid in accordance with the terms of this Plan, the funds in the Escrow Account (and interest thereon) may only be used to pay such Allowed Claims unless the Creditors' Committee consents otherwise in writing. After all Unsecured Claims and Convenience Claims have been Allowed or Disallowed in a Final Order and any such Allowed Claims have been paid as provided by this Plan, any remainder in the Escrow Account (including any remaining earned interest) shall be returned to the Reorganized Company by the escrow agent. The establishment and funding of the Escrow Account shall not limit or discharge the Reorganized Company's payment obligations under this Plan to the holders of Class 7 and Class 8 Claims, and the Reorganized Company shall remain liable to make such payments (subject to Section 15.2 of this Plan, if applicable) if the aggregate amount of such payments exceeds the amount in the Escrow Account.


     8.2 Timing of Cash Payments. Payments of Cash to holders of Allowed Administrative Expenses and Allowed Priority Tax Claims shall be made in accordance with Article III of this Plan. Payments of Cash to Allowed Priority Non-Tax Claims shall be made on the Effective Date. All payments to Allowed Reclamation Claims electing Option A shall be made on the Effective Date. All other Cash distributions, including payments to Allowed Reclamation Claims who do not elect Option A, Allowed Convenience Claims and Allowed Unsecured Claims shall be made as soon as practicable after the Effective Date, but in no event as to each Allowed Claim after the later of (i) 91 days after the Effective Date or (ii) 35 days after a Final Order allowing the applicable Claim is entered.

     8.3 Means of Cash Payment. Cash distributions made pursuant to this Plan shall be in United States funds, by check drawn on a domestic bank or by wire transfer from a domestic bank. Cash distributions shall be mailed to Creditors entitled to such distributions under this Plan at the addresses set forth on the Creditors' proofs of claim, or, if no proof of claim was filed, shall be mailed to the Creditor's last known address contained in the records of the Reorganized Company.

     8.4 Time Bar to Cash Payments. Checks issued by the Reorganized Company with respect to Claims shall be null and void if not cashed within ninety (90) days of the date of issuance thereof.

     8.4.1 Requests for reissuance of any check must be made directly to the Reorganized Company by the holder of the Allowed Claim with respect to which the check originally was issued.

     8.4.2 Any Claim in respect of such a voided check shall be made on or before ninety (90) days after the date of issuance of the check, after which time all Claims in respect of void checks shall be discharged and forever barred, and the funds shall be retained by the Reorganized Company and added to its cash reserves.


     8.5 Issuance of New Common Stock; No Present Intent to Transfer New Common Stock. As soon as practicable after the Effective Date (but in no event later than five (5) Business Days after the Effective Date), the Reorganized Company shall issue and distribute 50% of the New Common Stock to JELD-WEN on account of the $8.25 million payment provided in Section 8.1 of this Plan and the remaining 50% of the New Common Stock to the Shareholders Agent for the benefit of the holders of Allowed Unsecured Claims and holders of Contested Claims that may be entitled to distributions of New Common Stock under Section 6.9 of this Plan if Allowed. The holders of Allowed Unsecured Claims who qualify as "qualified creditors" under 26 U.S.C. Section 382(l)(5)(E) may terminate such agency in accordance with the provisions of Section 8.7 of this Plan. The New Common Stock shall have the rights, powers and privileges set forth in the Restated Charter and the Registration Rights Agreement. Any recipient of New Common Stock is deemed by acceptance of such New Common Stock to have no present intention to sell, transfer or otherwise convey such shares of New Common Stock.

     8.6 Creditor Stock Rights. Any time during the sixty (60) day period commencing on the 60th day following the first anniversary of the Effective Date or during the sixty (60) day period commencing on the 60th day following each anniversary thereafter through and including the fifth anniversary of the Effective Date (each such period is herein referred to as an "Offer Period"), Holders of the Registrable Stock (other than the Registrable Stock held by JELD-WEN or any of its affiliates) shall have the right to offer their shares of Registrable Stock to the Reorganized Company in accordance with the terms and conditions contained in this Plan and the Registration Rights Agreement. Notwithstanding the foregoing, Holders of such Registrable Stock shall have no less than 45 days from the date the Creditors' Committee receives the financial information referenced in Section 14.12 of this Plan in which to offer their shares of Registrable Stock to the Reorganized Debtor.

     8.6.1 The offer price shall be calculated on the last day of the Offer Period in accordance with the following:

         ratio of offered shares of X                $8.25 million, plus
         Registrable Stock to                        $577,500 per each
         the total shares of                         full year that has
         Registrable Stock                           elapsed since the
                                                     Effective Date

     The Reorganized Company shall be entitled to rely on any notice given to it by the Shareholders Agent without further inquiry, investigation or support.

     8.6.2 The Reorganized Company shall have thirty-five (35) days after the expiration of an Offer Period in which the Reorganized Company has been given notice of an offer with respect to 80% of the Registrable Stock (calculated without regard to any Registrable Stock held by JELD-WEN or its affiliates) in which, in its sole discretion, to accept or reject the offer. The Reorganized Company's decision shall be given by written notice to the Shareholders Agent and any Holders that have terminated the Shareholders Agent pursuant to Section
8.7 of this Plan; provided, however, that the Reorganized Company can, in such notice, identify its designee, which accepts the offer in such notice (such a notice to be deemed acceptance of the offer); provided further, the Reorganized Company's failure to timely accept or reject the offer will be deemed to be a rejection of the offer on the first Business Day following the aforementioned thirty-five (35) days.


     8.6.3 If the Reorganized Company or its designee accepts the offer, the transaction shall be consummated at a closing to be held within a reasonable time following acceptance to be determined by the Reorganized Company, but no later than forty-five (45) days after the acceptance. The Reorganized Company shall be deemed to guarantee the performance of its designee, if any, pursuant to this Section 8.6.3.

     8.6.4 If the Reorganized Company rejects an offer made with respect to 80% of the Registrable Stock (other than the Registrable Stock held by JELD-WEN or any of its affiliates), the Holders of at least 60% of the Registrable Stock (other than the Registrable Stock held by JELD-WEN or any of its affiliates) shall have the right for a period of sixty (60) days following the date the Reorganized Company gives notice of the rejection of the offer, or following the date the Reorganized Company is deemed to reject the offer if no notice of rejection or acceptance of the offer is given by the Reorganized Company, to demand (by written notice given to the Reorganized Company by the Shareholders Agent and any Holders that have terminated the Shareholders Agent pursuant to
Section 8.7 of this Plan) that the Reorganized Company register the New Common Stock and take other acts necessary to take the Reorganized Company public at the Reorganized Company's expense as set forth in the Registration Rights Agreement. Failure to make such a demand on a timely basis would constitute a waiver of such registration right with respect to that particular offer. If the Holders do not make such a registration demand, the Holders may make further offers in the manner described in Section 8.6. The Holders, however, would not under any circumstances be entitled to any registration after their registration rights are deemed satisfied pursuant to Section 2(B) of the Registration Rights Agreement.

     8.7 Shareholders Agent. The New Common Stock issuable under the Plan to the holders of Allowed Unsecured Claims who qualify as "qualified creditors" under 26 U.S.C. Section 382(l)(5)(E) ("Registrable Stock") will be issued to [__________________] (the "Shareholders Agent"), as agent for each of such respective holders. Such agency shall terminate with respect to each such holder or such holder's transferee (such holders and any such transferees are collectively, "Holders") upon the earliest to occur of (i) such Holder's written notice to the Shareholders' Agent and the Reorganized Company, terminating the agency; (ii) the seventh anniversary of the Effective Date (after a termination referred to in (i) or (ii)) the Shareholders Agent will deliver a certificate or certificates representing such shares to the Reorganized Company or its Transfer Agent, which will cancel such certificate(s) and deliver to such Holder a new certificate representing said shares); (iii) the consummation of a sale of New Common Stock to the Reorganized Company pursuant to Section 8.6 of the Plan; or
(iv) the consummation of a sale pursuant to a Registration Statement, as defined in the Registration Rights Agreement (a sale pursuant to (iii) or (iv) is a "Sale").


     As soon as possible after the 60th day following the first anniversary of the Effective Date and such additional time as may be provided under Section 8.6 of this Plan, and as soon as possible after the 60th day after each succeeding anniversary through the fifth anniversary and such additional time as may be provided under Section 8.6 of this Plan (but in no event after a Sale), the Shareholders Agent shall transmit a notice to each of the Holders for whom such Agent continues to act as such, requesting instructions as to whether or not to offer such Holder's shares of Registrable Stock to the Reorganized Company pursuant to Section 8.6 of the Plan. In the event that such offer is made and rejected by the Reorganized Company, the Shareholders Agent shall promptly transmit to each such Holder a copy of the Reorganized Company's notice of such rejection and a request for instructions as to whether to demand registration of such Holder's Registrable Stock pursuant to the Registration Rights Agreement.

     The Shareholders Agent will offer Registrable Stock on behalf of Holders pursuant to Section 8.6 when properly directed to do so by such Holders. Such a direction is proper if received by the Shareholders Agent no later than the last business day preceding the last business day of the relevant Offer Period.

     If such an offer is made and rejected, the Shareholders Agent will demand registration pursuant to the Registration Rights Agreement on behalf of Holders when properly directed to do so by such Holders. Such a direction is proper if received by the Shareholders Agent no later than the last business day preceding the last business day of the relevant Request Period, as defined in the Registration Rights Agreement.

     In the event the Shareholders Agent makes such a demand for registration, it shall, upon receipt of the Reorganized Company's notice of such proposed registration, promptly notify each of the Holders for which it continues to act as such, requesting instructions from Holders (other than Initiating Holders) as to whether such Holders desire such inclusion. The Shareholders Agent will request inclusion of the Registrable Stock of such Holders properly requesting such inclusion. Such a request by a Holder is proper if received by the Shareholders Agent no later than the last business day preceding the last business day for requesting such inclusion in accordance with the Registration Rights Agreement.

     The notices of the Shareholders Agent will make no recommendation with respect to the offer of the stock to the Reorganized Company or registration. The Shareholders Agent shall have the authority on behalf of Holders for whom it is acting as such, (i) if such Holders direct an offer of their Registrable Stock pursuant to Section 8.6 of this Plan, to deliver such stock against payment therefor in accordance with Section 8.6 of this Plan, and (ii) if such Holders request inclusion in a Registration Statement, to consent to be bound by the Registration Rights Agreement, request an underwritten offering, consent or object to the Reorganized Company's selection of an underwriter and a stock exchange or market, negotiate the terms of (including the per-share price terms) and enter into an underwriting agreement covering the sale of such Holders' shares, select a law firm to act as legal counsel on behalf of such Holders, and to make appropriate delivery of the Registrable Stock pursuant to such underwriting agreement. The Shareholders Agent's actions with respect to the registration and sale of Registrable Stock of Holders that have not earlier terminated the agency in accordance with this Section 8.7 shall be conclusive and binding on such Holders. The Shareholders Agent shall have no liability to Holders for whom it acts in good faith pursuant to the Plan or the Registration Rights Agreement.


     Any notices to the Shareholders Agent shall be given in the manner provided in the Registration Rights Agreement.

     8.8 Contested Claim Reserve. As soon as practicable after the Effective Date, the Contested Claim Reserve shall be established and funded with an amount of New Common Stock allocable to the Pro Rata share of each Contested Claim Amount of each Claim which: (a) would be a Class 8 Unsecured Claim if Allowed, or (b) is a Reclamation Claim, the holder of which did not elect treatment under Option A pursuant to Section 14.9 of this Plan, and, prior to a Final Order allowing or disallowing such Reclamation Claim, could become a Class 8 Unsecured Claim by operation of Section 6.6.2 of this Plan if disallowed as a Reclamation Claim. The New Common Stock in the Contested Claim Reserve shall be held by the Shareholders Agent in trust for the benefit of holders of such Contested Claims that would qualify as "qualified creditors" under 26 U.S.C. Section 382(l)(5)(E), and no lien or security interest shall attach to the New Common Stock so held by the Shareholders Agent. As provided in Section 6.9.2 of this Plan, no distribution of New Common Stock shall be made under any circumstances or pursuant to and in accordance with this Plan to any Creditor that is not a "qualified creditor" under 26 U.S.C. Section 382(l)(5)(E). All dividends and distributions of whatever kind made in respect to New Common Stock that is part of the Contested Claim Reserve shall be made to the Shareholders Agent in trust for the benefit of holders of such Contested Claims that would qualify as "qualified creditors" under 26 U.S.C. Section 382(l)(5)(E) in the same manner that the New Common Stock is held by the Shareholders Agent.

     8.9 Distributions from Contested Claim Reserve. All New Common Stock held in the Contested Claim Reserve and all dividends and other distributions made to the Contested Claim Reserve in respect of such New Common Stock shall be distributed as follows:

     8.9.1 On the date that all or part of any Contested Claim is Allowed as a Class 8 Allowed Unsecured Claim and provided that the holder of such Claim is a "qualified creditor" under 26 U.S.C. Section 382(l)(5)(E), the Shareholders Agent shall withdraw from the Contested Claim Reserve an amount of New Common Stock allocable to the portion of the Contested Claim that has been Allowed and all dividends and other distributions made to the Contested Claim Reserve in respect to such amount of New Common Stock and treat such shares, dividends and distributions as being beneficially awarded to the holder of such newly Allowed Claim. In addition, the Reorganized Company shall direct its escrow agent to pay Cash allocable to the portion of the Contested Claim that has been Allowed from the Escrow Account, and to the extent that the funds in the Escrow Account are insufficient for such purpose, the Reorganized Company shall pay the required proportion of such Allowed Claim from Cash on hand or loan proceeds.


     8.9.2 On or before the first anniversary of the Effective Date and on every anniversary date thereafter, the Shareholders' Agent shall record the distribution of New Common Stock corresponding to any Disallowed portion of any Claims, if any, Pro Rata to holders of Allowed Unsecured Claims on its shareholder records who qualified as "qualified creditors" under 26 U.S.C.
Section 382(l)(5)(E).

     8.10 Record Date. The record date for purposes of distributing New Common Stock shall be the close of business on the Confirmation Date. The Debtors can rely on the register of proofs of claim filed in the Cases to identify such holders except to the extent a notice of transfer of claim has been filed with the Court prior to the Confirmation Date pursuant to Bankruptcy Rule 3001.

     8.11 Exchange Date. For purposes of establishing the change of ownership referred to in 26 U.S.C. Section 382(1)(5), the exchange date shall be the Effective Date.


                                    ARTICLE 9

                      MEANS FOR IMPLEMENTATION OF THE PLAN

     9.1 Continuation of Operations. On and after the Effective Date, the Reorganized Company shall continue to operate its business. All assets of the Debtors shall vest in the Reorganized Company on the Effective Date.

     9.2 Exit Financing Facility. On or prior to the Confirmation Date, the Debtor shall have obtained the Exit Financing Facility from either (i) JELD-WEN,
(ii) a third-party lender or (iii) a third-party lender with credit enhancement by JELD-WEN. The Exit Financing Facility shall be a revolving loan facility based upon inventory and receivables less than 90 days after invoice and unsold real estate and will contain economic terms comparable to the GDI DIP Facility and otherwise satisfactory to the Debtor and customary representations and warranties. The Exit Financing Facility shall replace and satisfy all obligations under the GDI DIP Facility. Specific release prices have been assigned to each parcel of real estate. If any parcel is sold, sale proceeds (net of customary expenses) above such release price will be used to pay down the revolving loan (except to the extent necessary to make up for prior sales below the applicable specific release prices to which GDI consented) but subject to reborrowing.

     9.3 Bargain Outlet Division. The Bargain Outlet Division may be sold as part of this Plan if an acceptable price is offered. The proceeds of any such sale shall be applied first to a reduction of those portions of the GDI DIP Facility that are secured by Bargain Outlet Division collateral. The remainder of such sale proceeds, if any, shall be used to fund operations of the
Reorganized Company. If an acceptable offer is received prior to the Confirmation Date, the Debtor will present such offer to the Court at the hearing on the confirmation of this Plan.


     9.4 Cancellation of Old Common Stock, Warrants and Options. As soon as practicable after the Effective Date, the Old Common Stock and any outstanding warrants and options shall be canceled.

     9.5 Merger. Upon the Effective Date, GRS Holding and GRS Realty shall merge into Grossman's pursuant to the Confirmation Order without need for any further corporate action, including any shareholder vote.

     9.6 Restated Charter and By-Laws. On the Effective Date, the Reorganized Company's corporate charter and by-laws shall be amended and restated as provided in the Restated Charter and Restated By-Laws.

     9.7 Board of Directors. The board of directors of the Reorganized Company shall be reconstituted on the Effective Date in a manner consistent with the Restated Charter and shall be initially composed as follows: (i) four JELD-WEN designees; (ii) two designees of the Creditors' Committee; and (iii) one designee of the Independent Members.

     9.8 Vesting of Assets. As of the Effective Date, all property of the Debtors shall vest in the Reorganized Company free and clear of all Claims, Interests and Liens except as provided in this Plan.

     9.9 Discharge. Except as otherwise provided in the Plan, the Restated Charter, Restated By-Laws or Confirmation Order, Confirmation shall operate as a discharge, as of the Effective Date, of any and all debts of and Claims against and Interests in the Debtors that arose at any time before Confirmation. On and after the Effective Date, as to every discharged debt, Claim or Interest, the Creditor or other holder that held such debt, Claim or Interest shall be precluded from asserting or pursuing against (i) any Debtor formerly obligated on such debt or with respect to such Claim or Interest, (ii) such Debtor's assets or properties, (iii) the Reorganized Company or (iv) the Reorganized Company's assets or properties, the debt, Claim or Interest, or any other or further Claim based upon any document, instrument, act or omission, transaction or other activity of any kind or nature that occurred before the Confirmation Date. There is no discharge of obligations provided for or assumed in connection with the Plan, the Restated Charter, Restated By-Laws or Confirmation Order.

     9.10 Releases. On the Effective Date, the following individuals and entities shall be forever released and discharged from any and all claims, actions, suits, debts, accounts, causes of action, agreements, promises, damages, judgments, demands and liabilities which any of the Debtors or Creditors receiving distributions under this Plan may have against them related to the Debtors or these Cases: (i) all directors, officers, employees and agents of the Debtors who served the Debtors on or after the Petition Date; (ii) JELD-WEN and any of its affiliates; and (iii) John Grey, Maurice Grossman, Leo Kahn and Samuel Witt. Claimants voting on the Plan may elect to not grant the releases described herein.


     9.11 Maintenance of Indemnification Policies; Indemnification of Certain Present and Former Directors and Officers. The Reorganized Company shall not terminate, cancel or otherwise affect any coverage under the Indemnification Policies from and after the Effective Date with respect to the obligations discussed in this Section 9.11. In addition, notwithstanding anything to the contrary herein, the Reorganized Company shall assume and agree to pay any and all obligations of the Debtors or their estates, including, without limitation, any deductible under the Indemnification Policies, all Claims, whether now existing or hereafter arising, of any Indemnified Party (as hereinafter defined) for indemnification or contribution under Delaware law, Article Eighth of the Restated Certificate of Incorporation of Grossman's Inc., the Restated Charter,
Article VI of the By-Laws of Grossman's, Inc. and/or agreements with any Indemnified Party in respect of matters to which an Indemnified Party is made, or threatened to be made a party by reason of the fact that such Indemnified Party served as a director or officer of Grossman's or in some other capacity at the request of Grossman's. Indemnified Party shall mean: (i) all directors, officers, employees and agents of the Debtors who served the Debtors after the Petition Date; and (ii) John Grey, Maurice Grossman, Leo Kahn and Samuel Witt.

     9.12 Severance Obligations. The Reorganized Company shall assume certain employee severance obligations approved by the board of directors of Grossman's in June and July 1997. Under these severance programs, employees who are terminated without cause post-confirmation shall be entitled to 1 to 4 weeks of severance pay depending upon the length of their employment with the Debtors. In addition, certain key employees shall be entitled to enhanced severance payments. Three key employees at the Contractors' Warehouse division shall be entitled to additional severance payments of 12 to 20 weeks in the event their employment is terminated post-confirmation without cause. In addition, 10 key employees at the Bargain Outlet division shall be entitled to additional severance payments of 9 to 20 weeks in the event the Bargain Outlet division is sold and such employee is terminated within 6 months of the sale. The Plan Proponents estimate that the Reorganized Company's maximum liability under the severance programs is approximately $1.35 million (assuming all employees were terminated and eligible for such severance). Additional details concerning the severance programs are contained in the Grossman's Inc. Restated Severance Pay Plan and other related materials.

                                   ARTICLE 10


              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     10.1 Rejected If Not Assumed. This Plan shall be deemed to constitute and incorporate a motion by the Debtors to reject all executory contracts and unexpired leases to which a Debtor is a party or is otherwise bound, except for the contracts and leases that (a) have been assumed or rejected pursuant to an order of the Court entered prior to the Confirmation Date, (b) are specifically treated otherwise in this Plan, or (c) are the subject of a motion to assume that is pending before the Court on the Confirmation Date. The Confirmation Order shall represent and reflect an order of the Court approving the assumptions or rejections as of the Confirmation Date, unless otherwise provided in this Section 10.1.

     10.2 Bar to Rejection Damages. If the rejection of an executory contract or unexpired lease by Debtors pursuant to Section 10.1 of the Plan results in damages to the party or parties to the contract or lease, a Claim for damages shall be forever barred and shall not be enforceable against Debtors, their successors or assigns, or their property unless a proof of claim is filed with the Court and served upon Debtors or the Reorganized Company by forty-five (45) days after entry of the Confirmation Order. The rejection claim bar date for leases and contracts rejected prior to Confirmation shall be the date set forth in the applicable order rejecting such lease or contract.

     10.3 Assumption of Specified Contracts. Entry of the Confirmation Order shall constitute the assumption of the Assumed Contracts.

                                   ARTICLE 11

                      PROCEDURES FOR RESOLVING AND TREATING
                                CONTESTED CLAIMS

     11.1 Objection Deadline. As soon as practicable, but in no event later than ninety (90) days following the Effective Date, the Reorganized Company shall file Objections to Claims with the Court and serve copies of the Objections upon the holders of each of the Claims to which Objections are made. This Section
11.1 shall not limit the Reorganized Company's right to object to Claims, if any, filed or amended more than ninety (90) days after the Effective Date.

     11.2 Prosecution of Objections. The Reorganized Company shall litigate to judgment, settle, or withdraw Objections to Contested Claims.

     11.3 Power to Compromise and Settle Without Notice and a Hearing. The Reorganized Company may compromise and settle an Objection to a Claim without notice and a hearing thereon where the Allowed Claim will be $100,000.00 or less as a result of such compromise and settlement. The Reorganized Company may also compromise and settle an Objection to a Claim without notice and a hearing thereon where the difference between the amount of the proof of claim as filed and the amount of the Claim as scheduled by the Debtors is less than $25,000.00. Such compromises and settlements shall be embodied in an agreed order which shall be submitted to the Court for entry and served on counsel to JELD-WEN and counsel to the Creditors' Committee and shall not become effective until the agreed order becomes a Final Order.


     11.4 Power to Compromise and Settle Upon Notice and a Hearing. The Reorganized Company may compromise and settle all Objections to Claims not covered by Section 11.3 of this Plan only upon twenty (20) days notice to the United States Trustee for the District of Delaware, counsel to JELD-WEN and counsel to the Creditors' Committee and a hearing thereon.

     11.5 No Distributions Pending Allowance. Notwithstanding any other provision of this Plan, no payments or distributions shall be made with respect to any Claim held by the holder of a Contested Claim to which an Objection has been interposed unless and until the Contested Claim has been adjudicated and a Final Order has been entered with respect to the Claim.

                                   ARTICLE 12

                            RETENTION OF JURISDICTION

     12.1 Claims and Actions. The Court shall retain jurisdiction over the Cases, including, without limitation, such jurisdiction as is necessary to ensure that the purposes and intent of this Plan are implemented. The Court shall also expressly retain jurisdiction: (i) to hear and determine all Claims against Debtors and (ii) to enforce all causes of action which belong to the Debtors.

     12.2 Retention of Additional Jurisdiction. The Court shall also retain jurisdiction for the purpose of classification of the Claims of any Creditor and the determination of such objections as may be filed with respect to the Claims and Interests, including proceedings for estimation of Claims pursuant to Code
Section 502(c). The Court shall further retain jurisdiction for the following additional purposes:

     (1) to determine all questions and disputes regarding title to the assets of a Debtor, all causes of action, controversies, disputes or conflicts, whether or not subject to any pending action as of the Effective Date, between the Debtors and any other party, including, without limitation, any right to recover assets pursuant to the provisions of the Code;

     (2) to modify the Plan with the consent of the Reorganized Company after the Effective Date but prior to substantial consummation of the Plan pursuant to
Section 12.3 of this Plan, upon advance written notice to the Creditors' Committee;

     (3) to construe, interpret, implement and enforce the terms and conditions of the Plan and Confirmation Order;

     (4)  to  determine   issues  and   disputes   concerning   entitlement   to
distributions to be made under and pursuant to this Plan;


     (5) to enter such orders, including, but not limited to, such future injunctions as are necessary to enforce the respective title, rights and powers of the Debtors, and to impose such limitations, restrictions, terms and conditions on such title, rights and powers as the Court may deem necessary;

     (6) to correct any defect, cure any omission or reconcile any inconsistency in the Plan or the Confirmation Order as may be necessary to implement the purposes and intent of the Plan;

     (7) to determine any and all objections to the allowance of Claims or Interests, including, without limitation, any counterclaims and rights of setoff;

     (8) to determine any and all applications for allowances of compensation and reimbursement of expenses and the reasonableness of any fees and expenses authorized to be paid or reimbursed under the Code or the Plan;

     (9) to determine any and all applications or motions for the rejection, assumption or assumption and assignment of any executory contract or unexpired lease and to hear and determine, and, if need be, to liquidate any and all Claims arising therefrom;

     (10) to determine any and all applications, adversary proceedings and contested matters, including any adversary proceeding concerning any Assigned Action, that may be pending on or initiated after the Effective Date relating to matters which arose prior to the Effective Date;

     (11) to consider any technical or immaterial modification of the Plan, whether or not the Plan has been substantially consummated, to remedy any defect or omission or reconcile any inconsistency in the Confirmation Order or any other Order of the Court, to the extent authorized by the Plan or the Code and necessitates Court approval;

     (12) to determine all controversies, suits and disputes that may arise in connection with the interpretation, enforcement or consummation of the Plan, any agreements or instruments issued under or relating to this Plan or any other documentation evidencing the terms of this Plan;

     (13) to consider and act on the compromise and settlement of any Claim against or cause of action by or against the Debtors arising under or in connection with the Plan;

     (14) to issue such orders in aid of execution of the Plan as may be authorized by Code Section 1142;

     (15) to hear and determine all controversies, suits and disputes, if any, as may arise with regard to Orders of this Court;

     (16) to liquidate damages in connection with any disputed, contingent or unliquidated Claims;

     (17) to adjudicate all Claims to a security or ownership interest in any property of the Debtors or in any proceeds thereof and for adequate protection claimed by the holder of an Allowed Secured Claim;

     (18) to adjudicate all claims or controversies arising out of any purchases, sales or contracts made or undertaken by the Debtors during the pendency of the Case; and

     (19) to determine such other matters or proceedings as may be provided for under Title 28 or other title of the United States Code, the Code, the Bankruptcy Rules, other applicable law, the Plan or in any order or orders of the Court, including, but not limited to, the Confirmation Order or any order which may arise in connection with the Plan or the Confirmation Order.

     12.3 Modifications of the Plan. The Debtors and JELD-WEN may modify this Plan in the manner provided for under Code Section 1127. The Debtors and JELD-WEN shall give notice of any proposed modification to counsel for the Creditors' Committee, and to the United States Trustee for the District of Delaware and to any other parties designated by the Court. The Debtors and JELD-WEN also reserve the right to make such modifications at or prior to any hearings on confirmation as are necessary to permit this Plan to be confirmed under Code Section 1129.

     12.4 Revocation and Withdrawal of the Plan. The Debtors and JELD-WEN reserve the right to revoke or withdraw this Plan at any time before entry of a Confirmation Order. If the Debtors or JELD-WEN revoke or withdraw this Plan prior to date of Confirmation, or if the Confirmation or the Effective Date does not occur, then this Plan shall be deemed null and void. In such event, nothing contained herein or in any disclosure statement relating to the Plan shall be deemed to constitute an admission of validity, waiver or release of any Claims by or against the Debtors or any Person or to prejudice in any manner the rights of the Debtors or any Person in any proceeding involving the Debtors.

     12.5 Section 1146(c) Exemption. Pursuant to Code Section 1146(c), the making or delivery of any instrument of transfer pursuant to, in implementation of or as contemplated by the Plan or the holding by or transfer or sale of any real or personal property of the Debtors pursuant to, in implementation of or as contemplated by the Plan, shall not be taxed under any state or local law imposing a stamp tax, transfer tax or similar tax or fee.

                                   ARTICLE 13

                                NOTICE PROVISIONS

     13.1 Notices. All notices, requests, elections or demands in connection with this Plan, including any change of address of any Creditor for the purposes of receiving Distributions under this Plan and to avoid forfeiting the same pursuant to Article 8 of this Plan, shall be in writing and shall be delivered personally, by facsimile, overnight courier or first class mail. Such notice shall be deemed to have been given when received or, if mailed by first class mail, five (5) Business Days after the date of mailing, or if by overnight courier, the next Business Day following the date of mailing and, if sent to the Debtors, addressed to:

                                    Debtors:

                                    Grossman's Inc.
                                    Attn.:  President
                                    45 Dan Road
                                    Canton, MA  02021
                                    Telephone:  (617) 830-4000
                                    Facsimile:  (617) 830-4901

         with a copy to each of the following Persons:

                                    Debtors' Counsel:

                                    Fruman Jacobson, Esq.
                                    Thomas A. Labuda, Jr., Esq.
                                    Sonnenschein Nath & Rosenthal
                                    8000 Sears Tower
                                    Chicago, IL  60606
                                    Telephone:  (312) 876-8000
                                    Facsimile:  (312) 876-7934

                                            and

                                    Laura Davis Jones, Esq.
                                    Victoria Watson Counihan, Esq.
                                    Young Conaway Stargatt & Taylor, LLP
                                    11th & Market Streets
                                    Wilmington, DE  19801
                                    Telephone:  (302) 571-6600
                                    Facsimile:  (302) 571-1253

                                    JELD-WEN:

                                    Doug Kintzinger
                                    3250 Lakeport Boulevard
                                    Klamath Falls, OR  97601
                                    Telephone:  (541) 882-3451
                                    Facsimile:  (541) 885-7454

                                    JELD-WEN'S Counsel:

                                    Jack Cullen, Esq.
                                    Foster, Pepper & Shefelman P.L.L.C.
                                    1111 Third Avenue, #3400
                                    Seattle, WA  98101
                                    Telephone (206) 447-4400
                                    Facsimile (206) 447-9700

                                    Creditors' Committee

                                    Mr. Dale W. Baird
                                    Georgia-Pacific Corporation
                                    133 Peachtree Street, N.E.
                                    P.O. Box 105605
                                    Atlanta, GA  30348-5605
                                    Telephone (404) 652-4929
                                    Facsimile (404) 654-7076

                                    Creditors' Committee's Counsel

                                    Michael H. Traison, Esq.
                                    Miller Canfield Paddock
                                    and Stone, P.L.C.
                                    150 Jefferson Avenue, Suite 2500
                                    Detroit, MI 48226
                                    Telephone (313) 496-7657
                                    Facsimile (313) 496-8452

                                    and

                                    David M. Fournier, Esq.
                                    Pepper Hamilton & Scheetz
                                    1201 Market Street, Suite 1600
                                    P.O. Box 1709
                                    Wilmington, DE  19899-1709
                                    Telephone (302) 777-6565
                                    Facsimile (302) 656-8865

     13.2 Limitation on Notice. The Debtors shall give the following notice with regard to the following matters, which notice shall be deemed to be good and sufficient notice of such matters with no requirement for any additional or further notice:


     13.2.1 Notice of Entry of Confirmation Order. Notice of the entry of the Confirmation Order shall be sufficient if (a) mailed to all known holders of Claims (which have not become Disallowed Claims as of the date of mailing) and Interests and (b) published at least one time in the national edition of The Wall Street Journal. Such notice shall be mailed within five (5) Business Days of the date that the Confirmation Order becomes a Final Order.

     13.2.2 Post-Confirmation Date Service. From and after the date the Confirmation Order becomes a Final Order, notices of appearances and demands for service of process filed with the Court prior to such date shall no longer be effective. No further notices (other than notice of entry of the Confirmation Order) shall be required to be sent to any entities or Persons, except those Persons specified in " 12.1 and 13.3 of this Plan.

     13.2.3 Notice To Creditors. All notices and requests to Creditors of any Class shall be sent to them at the addresses set forth on the proofs of claim or, if no proof of claim was filed, to their last known address as reflected in the records of Debtor. Any Creditor may designate in writing any other address for purposes of this section, which designation shall be effective upon receipt by Debtor.

                                   ARTICLE 14

                            MISCELLANEOUS PROVISIONS

     14.1 Request for Cramdown. In the event this Plan is not confirmed under Code Section 1129(a), the Debtors request that this Plan be confirmed under Code
Section 1129(b).

     14.2 Causes of Action. On the Effective Date, any and all of the Assigned Actions shall vest in the Creditors' Committee; provided, however, no Assigned Actions against the following entities or individuals shall vest in the Creditors' Committee: (i) JELD-WEN or any of its affiliates; and (ii) current and former officers, directors, employees and agents of the Debtors. The Creditors' Committee shall administer and promptly distribute proceeds, if any, of the Assigned Actions in accordance with the terms of this Plan. All causes of action not specifically assigned to the Creditors' Committee in this Plan shall vest in the Reorganized Company.

     14.3 Dissolution of Committees. The Equity Committee shall be dissolved on the Effective Date (unless dissolved prior to the Effective Date by order of Court). The Creditors' Committee shall continue in effect following the Effective Date for the purposes of (i) investigating and prosecuting the Assigned Actions, (ii) objecting to certain Claims which the Debtors have not elected to object to or objections to the settlement or compromise of certain Claims, (iii) the right to negotiate and object to any proposed modifications of the Plan, (iv) the right to object to any proposed distribution of funds from the Escrow Account other than to Allowed Unsecured Claims or Allowed Convenience Class Claims in accordance with the Plan (v) matters relating to the issuance and distribution of New Common Stock and the enforcement of rights under the Registration Rights Agreement and enforcing the Reorganized Company's obligation to provide to the Creditors' Committee the financial information required by
Section 14.12 of this Plan and (vi) until the first anniversary of the Effective Date (except with respect to those specific matters set forth in subparts (i) -
(v) above, which are not subject to the first anniversary date temporal limitations), the right to enforce the provisions of the Plan and the documents executed in connection with the Plan or to implement the provisions of the Plan for the benefit of the holders of Class 7 Allowed Convenience Claims and Class 8 Allowed Unsecured Claims. In addition, the Creditors' Committee may act as the Shareholders Agent if the Shareholders Agent has resigned and arranged for the transfer of the Registrable Stock to the Creditors' Committee for the benefit of the respective Holders.


     14.3.1 At the option of the members of the Creditors' Committee or as may be ordered by the Bankruptcy Court after notice and a hearing, a successor committee consisting of all, or fewer than all of the existing members of the Creditors' Committee may be appointed to fulfill the Creditors' Committee's rights and responsibilities under the Plan.

     14.3.2 The Creditors' Committee may retain counsel and financial advisors of its own selection to advise and assist the Creditors' Committee in fulfilling its rights and responsibilities under the Plan and as set forth in this Section 14.3.2, and Counsel for the Creditors' Committee may also act as the Shareholders Agent to enforce the rights of Holders and the Reorganized Company's duties under the Plan and the Registration Rights Agreement. The Reorganized Company shall pay the legal fees of counsel for the Creditors= Committee for general legal services it renders to the Creditors= Committee after the Effective Date (AGeneral Legal Matters@) in an aggregate amount not to exceed $25,000 (the AGeneral Legal Fee Cap@), and shall reimburse counsel for the Creditors= Committee for its expenses in each case upon presentation of any invoice to the Reorganized Company and a period of 15 days for the Reorganized Company to raise any objections. Compensation for the financial advisors for the Creditors' Committee and reimbursement for expenses of such financial advisors shall likewise be paid by the Reorganized Company, in an amount not to exceed $15,000 in the aggregate after the Effective Date, upon presentation of any invoice to the Reorganized Company and a period of 15 days for the Reorganized Company to raise any objections. In all instances, if an objection is raised and cannot be consensually resolved, the disputed portion of such fees and expenses shall be determined by the Court (the AInvoice Procedure@). Notwithstanding the preceding sentences, counsel to the Creditors' Committee and financial advisors to the Creditors' Committee shall not receive any compensation or reimbursement of expenses from the Reorganized Company related to the investigation or prosecution of the Assigned Actions, which compensation and reimbursement shall be paid solely from proceeds of such actions before any proceeds of the Assigned Actions are distributed to the holders of Class 7 Convenience Claims and Class 8 Unsecured Claims. In addition to the General Legal Matters, if after demand by Counsel for the Creditors= Committee, the Debtor or the Reorganized Company refuses to take such action as the Creditors= Committee believes is appropriate in any of the following matters described in clauses (a) - (d) below (the ADiscretionary Activity@), Counsel for the Creditors= Committee shall be authorized to act in such matter as is appropriate to address such Discretionary Activity issues as are raised by the Debtor or Reorganized Company=s refusal to act and shall be compensated by the Reorganized Company for the fees and expenses incurred in connection therewith: (a) in objecting to certain Claims which the Debtors have not elected to object to or objections to the settlement or compromise of certain Claims, (b) in negotiating and objecting to any proposed modifications of the Plan, (c) in objecting to any proposed distribution of funds from the Escrow Account other than in accordance with the Plan; and (d) until the first anniversary of the Effective Date, in enforcing the provisions of the Plan and the documents executed in connection with the Plan or to implement the provisions of the Plan for the benefit of the holders of Class 7 Allowed Convenience Claims and Class 8 Allowed Unsecured Claims. In matters relating to the New Common Stock and the enforcement of rights under the Registration Rights Agreement and enforcing the Reorganized Company=s obligations to provide to the Creditors= Committee the financial information required by Section 14.12 of this Plan (the AStock Matters@), Counsel for the Creditors= Committee and the financial advisors for the Creditors= Committee shall be entitled to reasonable compensation from and reimbursement of expenses by the Reorganized Company and shall use the Invoice Procedure to request such payment. Neither the Distretionary Activity nor the Stock Matters shall be subject to the General Legal Fee Cap. In addition to the foregoing, the out-of-pocket expenses of the Shareholders Agent in collecting from the Holders and communicating to the Reorganized Company demands for the Reorganized Company=s purchase of the New Common Stock and for the registration of the Registrable Stock, as permitted in this Plan, shall be reimbursed by the Reorganized Company to the Shareholders Agent upon presentation of any invoice to the Reorganized Company and a period of 15 days for the Reorganized Company to raise any objections.


     14.3.3. The Reorganized Company or any other party in interest shall be entitled to seek an order from the Court disbanding the Creditors' Committee at any time that the Reorganized Company or other party in interest believes that the Creditors' Committee has fulfilled all of its rights and responsibilities under the Plan, and the Court shall retain jurisdiction to enter an order disbanding the Creditors' Committee only upon a proper showing by the Reorganized Company or party in interest that the Creditors' Committee has fulfilled its rights and responsibilities.

     14.4 Termination of Writings Evidencing Indebtedness. On the Effective Date, all writings evidencing indebtedness of the Debtors shall be deemed canceled as against the Debtors, and the holders of those writings shall have no further rights against the Debtors under the writings, except as they may have as the holder of an Allowed Claim or as otherwise provided in this Plan or documents executed in connection with this Plan.


     14.5 Severability. Should any provision in this Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this Plan.

     14.6 Governing Law. Except to the extent that the Code is applicable, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to choice of law principles.

     14.7 Successors and Assigns. The rights and obligations of any entity named or referred to in this Plan shall be binding upon, and shall inure to the benefit of, the successors and assigns of such entity.

     14.8 Setoffs/Counterclaims. Except as otherwise provided in this Plan, the Reorganized Company may, but shall not be required to, set off or counterclaim against any Claim and the payments or other distributions to be made pursuant to this Plan in respect of the Claim, claims of any nature whatsoever the estate may have against the holder of the Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Company of any Claim that the estate may have against the holder; provided, however, the Reorganized Company will not seek to set off or counterclaim for any obligation that is not yet due. Setoffs or counterclaims arising from events after the Petition Date shall reduce the payouts under any Allowed Claim dollar for dollar. Setoffs or counterclaims arising from pre-petition events shall only reduce the amount of the Allowed Claim and therefore, shall only reduce the payout amount proportionally with the reduction in the Allowed Claim. If any counterclaim or setoff asserted by the Debtors exceeds the amount of any Claim, the holder of such Claim shall not be entitled to any distribution under the Plan on account of such Claims.

     14.9 Reclamation Claims Election. Holders of Reclamation Claims may elect Option A by so notifying the Debtors in writing prior to the Confirmation Date. An election form has been provided to all Reclamation claimants in connection with the mailing of ballots with respect to this Plan. A holder of a Reclamation Claim electing Option B must commence an adversary proceeding in accordance with
Section 6.6.2 of this Plan.  The  Reclamation  Claim of any holder that does not
(i) timely elect Option A or (ii) timely commence an adversary proceeding shall be treated as an Allowed Unsecured Claim in the amount listed on Exhibit B to this Plan.

     14.10 Binding Effect. Unless this Plan is revoked and withdrawn, and except to the extent modified in the manner set forth in Section 12.4 of this Plan, the provisions of this Plan shall bind all Creditors and Interestholders, whether or not they vote to accept the Plan.

     14.11 Effect of Confirmation Order. Except as expressly provided in this Plan and the documents executed in connection with this Plan, the Confirmation Order shall contain an injunction, embodying the protections of the automatic stay of Code Section 362(a), against the prosecution against the Debtors of any Claim or Interest, whether or not a proof of Claim or proof of Interest based on any such debt, liability, or Interest is filed under Code Section 502, including the pursuit of any Creditor's or Interestholder's derivative actions against any third party derived from the rights and interests of the Debtors or the Debtors' estates, which injunction shall come into effect on the Effective Date.


     14.12 Financial Statements. The Reorganized Company shall provide the Creditors' Committee with a copy of the Reorganized Company's annual audited financial statements (or unaudited financial statements if audited financial statements are not available for a particular year) upon request by the Creditors' Committee made anytime until the sixth anniversary of the Effective Date.


                                   ARTICLE 15

                   CONDITIONS TO THE EFFECTIVENESS OF THE PLAN
                         AND CAP ON AGGREGATE AMOUNT OF
                       ALLOWED CLASS 7 AND CLASS 8 CLAIMS

     15.1 Conditions.Conditions. All of the following conditions must occur and be satisfied on or before the thirtieth (30th) day after the Confirmation Date, or within such further time as the Debtors, JELD-WEN and the Creditors' Committee all agree for this Plan to be effective:

     15.1.1 Entry of Confirmation Order.Entry of Confirmation Order. The Confirmation Order must be signed by the judge of the Court and duly entered on the docket for the Case by the clerk of the Court.

     15.1.2 No Stay.No Stay. There must be no stay in effect with respect to the Confirmation Order.

     15.1.3 Exit Financing Facility. The Debtor shall have obtained the Exit Financing Facility contemplated in Section 9.2 of this Plan.

     15.1.4  Establishment of Escrow Account. The Escrow Account contemplated in
Section 8.1 of this Plan shall have been established.

     15.1.5 Conditions Waivable by the Debtors and JELD-WEN. The Debtors and JELD-WEN may waive the condition contained in Section 15.1.3 of this Plan. If either the Debtors or JELD-WEN believe that one or more of these conditions to effectiveness have not been met by eleven (11) days after the Confirmation Date, they will so inform each other and the Creditors' Committee in writing within sixteen (16) days of Confirmation.

     15.2 Cap on Aggregate Amount of Allowed Unsecured Claims and Convenience Claims. The Debtors and JELD-WEN have indicated that they reserve the right not to proceed with the confirmation hearing on this Plan if it appears at the time of the confirmation hearing that the aggregate amount of Allowed Unsecured Claims and Allowed Convenience Claims will likely exceed $46.2 million. If the Debtors and JELD-WEN conclude that such cap is likely to be exceeded, they will advise the Creditors' Committee, at which point one of four courses of action will occur:

     (1) The Creditors Committee may, but is under no obligation to, agree to cap all payouts to Unsecured Claims and Convenience Claims to $8,250,000, with appropriate reductions to the proposed payouts to Allowed Unsecured Claims and Convenience Claims (while preserving a comparable differential in the treatment of Class 7 and Class 8 Claims), in which case the Debtors and JELD-WEN will proceed to confirmation without reballoting of the Plan or further notice to Creditors, provided there are no other circumstances which make them determine not to proceed with confirmation.

     (2) The Debtors and JELD-WEN may, but are under no obligation to, agree to pay 23 cents to all Allowed Convenience Claims and 17 cents to all Allowed Unsecured Claims even if the $46.2 million aggregate claims cap is exceeded, without reballoting of the Plan or further notice to Creditors.

     (3) The Debtors, JELD-WEN and the Creditors' Committee may, but are under no obligation to, agree to a different treatment under the Plan for Class 7 and Class 8 Claims, without reballoting of the Plan or further notice to Creditors.

     (4) If none of the three courses of action are pursued, then the Debtors and JELD-WEN expect to withdraw or modify their Plan in accordance with the applicable provisions of this Plan and the Bankruptcy Code. The Debtors would retain their exclusive rights to propose and solicit acceptance of a Chapter 11 plan.

     In the event that options one, two or three are chosen and the Plan is confirmed, the agreed Plan payouts will not be later modified based on the aggregate amount of Allowed Unsecured Claims and Convenience Claims exceeding $46.2 million or such other expectation as the Debtors and JELD-WEN and/or the Creditors' Committee may have for such aggregate number without the consent of the Creditors' Committee.

     15.3 Cap on Number of Shareholders. JELD-WEN has indicated that upon confirmation the Reorganized Company will be a privately held company that is not subject to the registration and reporting requirements of the Securities Exchange Act of 1934. The Plan thus provides that the $25,000 threshold for Class 7 Convenience Claims 47(which do not receive any New Common Stock) may be adjusted upward to assure that there will be less than 300 creditors outside of the Convenience Class who will receive New Common Stock. The Debtors and JELD-WEN, however, have indicated that they reserve the right not to proceed with the confirmation hearing on this Plan if it appears at the time of the confirmation hearing that the number of shareholders of the Reorganized Company will be 300 or more.

                                            Respectfully Submitted,


                                            GROSSMAN'S INC.
                                            GRS HOLDING COMPANY, INC.
                                            GRS REALTY COMPANY, INC.

                                    By:    \s\ Thomas E. Arnold, Jr.
                                            Thomas E. Arnold, Jr.
                                            President
Fruman Jacobson, Esq.
John Collen, Esq.
Robert E. Richards, Esq.
Thomas A. Labuda, Esq.
SONNENSCHEIN NATH & ROSENTHAL
8000 Sears Tower
Chicago, Illinois  60606

Laura Davis Jones, Esq.
Victoria Watson Counihan, Esq.
YOUNG, CONAWAY, STARGATT & TAYLOR Rodney Square North, 11th Floor Wilmington, Delaware 19899

CO-COUNSEL TO DEBTORS AND DEBTORS IN POSSESSION

                                            JELD-WEN, inc.

                                    By:     \s\  Richard Wendt
                                            Richard Wendt
                                            President
Jack Cullen, Esq.
FOSTER PEPPER SHEFELMAN
1111 Third Avenue, Suite 3400
Seattle, Washington  98101-3299

Francis Monaco, Esq.
WALSH & MONZACK
1201 N. Orange Street
400 Commerce Center
Wilmington, Delaware  19801

CO-COUNSEL TO JELD-WEN, INC.

Dated:  October 29, 1997

                                                     EXHIBIT A
                                           ASSUMED CONTRACTS AND LEASES(1)

           Party to                                          Type of
       Contract or Lease                                 Contract or Lease
Abraham, Ida & Cawley, Donna                              Real Property
6 Brownstone Terrace
Jamaica Plain, MA  02130                                  Address:    600 Providence Highway
Creditor ID:  00025045                                                Walpole, MA  02081
                                                          Lease:      Store
----------------------------------------------------------------------------------------------------------------------------------
Angels Auto Sales, Inc.                                   Real Property
100 Foster St.
Peabody, MA  01960                                        Address:  100 Foster St.
                                                                    Peabody, MA  01960
                                                          Lease:    Store
----------------------------------------------------------------------------------------------------------------------------------
Atchinson, Topeka & Sante Fe                              Real Property
Railway Co.
One Santa Fe Plaza                                        Address:    7601 Telegraph Road
920 Southeast Quincy Street                                           Montebello, CA  90640
Topeka, KS  66612                                         Lease:      Land
Creditor ID:  00001264
----------------------------------------------------------------------------------------------------------------------------------
Bacon Realty Corporation                                  Real Property
Attn:  Marc Hammond or Ken Hecht
P.O. Box 404                                              Address:    129-137 Beacon Street
Medford, MA  02155                                                    Waltham, MA  02154
Creditor ID:  00000186                                    Lease:      Store
----------------------------------------------------------------------------------------------------------------------------------
Black Sable Properties                                    Real Property
c/o Safari Business Center
2020 S. Lynx Trail                                        Address:    2245 West Valley Blvd.
Ontario, CA  91761                                                    Colton, CA  92324
Creditor ID:  00031555                                    Lease:      Store
----------------------------------------------------------------------------------------------------------------------------------
Boston Safe Deposit and Trust Co.                         Real Property
Attn:  Lori Maloney
Trustee of Bethany Realty Trust                           Address:    240 Wood Road
One Boston Place                                                      Braintree, MA
Boston, MA  02108                                         Lease:      Store
Creditor ID:  00000207

----
1 This  Exhibit A lists the  leases and  contracts  that the  Debtors  intend to assume  upon  confirmation  of the  Plan to which  this  list is  attached.  The
Debtors, however, reserve the right to amend or otherwise modify this list prior to confirmation of the Plan. Debtors will send a notice of proposed cure amounts to all affected  landlords and other parties to the contracts in accordance with
this  Court's  Order  approving  Disclosure  Statement,   approving  Voting  and
Solicitation  Procedures,  and Establishing Date and Procedures for Confirmation
Hearing.






----------------------------------------------------------------------------------------------------------------------------------
First Evans Associates, Limited Partnership               Real Property
c/o FEA, Inc.
Attn:  Alan Gordon                                        Address:    20 Pilla Street
521 Fifth Ave., Suite 2300                                            Warwick, RI  02886
New York, NY  10175                                       Lease:      Store
Creditor ID:  00000187
                                                          Address:    11200 Midlothian Pike
                                                                      Richmond, VA
                                                          Lease:      Store
----------------------------------------------------------------------------------------------------------------------------------
Harcross Lumber & Building                                Real Property
3517 Brandon Ave. SW
Roanoke, VA  24022                                        Address:  Henderson, NC
---------------------------------------------------------------------------------------------------------------------------------
LaCava Family Trust c/o LaCava Assoc.                     Real Property
Attn:  Anthony DeLosa
181 Boston Post Road West                                 Address:    634 Plain Street
Marlboro, MA  01752                                                   Marshfield, MA  02050
Creditor ID:  00000211                                    Lease:      Store
---------------------------------------------------------------------------------------------------------------------------------
Branford JS Holding LLC                                   Real Property
c/o JW Katzen Company
40 Nomantura St.                                          Address:  Branford, CT.
Newton, MA  02158
                                                          Assignment:    Store Lease
---------------------------------------------------------------------------------------------------------------------------------
Mary Lee Stigler                                          Real Property
c/o The Farly Co.
15th Floor                                                Address:  Branford, CT.
100 Pearl Street
Hartford, CT  06103                                       Lease:    Store
---------------------------------------------------------------------------------------------------------------------------------
Paul DeRuyter                                             Real Property
Trustee of Taunton Interstate Nominee Trust
224 Black Buck Cartway                                    Address:    Taunton, MA
Brewster, MA  02631
                                                          Lease:      Store
---------------------------------------------------------------------------------------------------------------------------------
Twin Cities Realty Co.                                    Real Property
517 Mineral Spring Avenue
Pawtucket, RI  02860                                      Address:    Central Falls, RI

                                                          Lease:      Store
---------------------------------------------------------------------------------------------------------------------------------
Vava Realty Inc.                                          Real Property
Attn: Vincent Fedele
1020 Maple Street                                         Address:    965 Maple Street
Rochester, NY  14611                                                  Rochester, NY  14611
Creditor ID:  00000184                                    Lease:      Store


                                                      -2-





---------------------------------------------------------------------------------------------------------------------------------
ADT Security (307)                                        Equipment
1710 Dividend Road
Ft. Wayne, IN  46808                                      Description:                        Store Branch:
Creditor ID:  00032677                                    Misc.  Alarm Systems                307/Ft. Wayne
---------------------------------------------------------------------------------------------------------------------------------
Brown Investments                                         Real Property
Ira M. Brown & Allene E. Brown
Attn:  Steve Brown                                        Address:    7250 Laurel Canyon Boulevard
12800 Foothill Boulevard, Unit B                                      North Hollywood, CA
Sylmar, CA  91342                                         Lease:      Store
Creditor ID:  00000205

---------------------------------------------------------------------------------------------------------------------------------
Butler Real Estate                                        Real Property
BMA Tower Penn Valley Park
Attn:  Thomas Hall                                        Address:    2560 Shadeland Avenue
31st St. & Southwest Trafficway                                       Indianapolis, IN  46219
Kansas City, MO  64108                                    Lease:      Store
Creditor ID:  00002267
                                                          Address:    2219 Contractors Drive
                                                                      Ft. Wayne, IN  46818
                                                          Lease:      Store

                                                          Address:    700 Enterprise Circle
                                                                      Lexington, KY  40510
                                                          Lease:      Store
---------------------------------------------------------------------------------------------------------------------------------
Cancilla Properties Inc.                                  Real Property
Attn:  Edward Cancilla
2902 Stone Pine                                           Address:    17600 S. Main Street
Orange, CA  92667                                                     Carson, CA  90745
Creditor ID:  00000210                                    Lease:      Store
---------------------------------------------------------------------------------------------------------------------------------
CLP Properties, Inc.                                      Real Property
Attn:  Carolwood Properties, Inc.
Elbar Investments L.P.                                    Address:    2625 Johnson Drive
5636 Van Nuys Blvd., Suite A                                          Ventura, CA
Van Nuys, CA  91401                                       Lease:      Store
Creditor ID:  00000202
---------------------------------------------------------------------------------------------------------------------------------
Jacques Y. & Henriette Y. D'Arlin                         Real Property
2415 East Ocean Boulevard, Suite No. 4
Long Beach, CA  90803                                     Address:    601 East Imperial Highway
Creditor ID:  00001267                                                La Habra, CA  90631
                                                          Lease:      Store
---------------------------------------------------------------------------------------------------------------------------------
Davis, S. Robert                                          Real Property
5720 Avery Road
Amlin, OH  43002                                          Address:    4252 Groves Road
Creditor ID:  00032578                                                Columbus, OH  43232
                                                          Lease:      Store


                                                      -3-





---------------------------------------------------------------------------------------------------------------------------------
Delaware & Hudson Railroad Corp.                          Real Property
c/o Leasing Dept.
P.O. Box 8002                                             Address:    Schenectady Railroad
Clifton Park, NY  12065                                   Lease:      Land
Creditor ID:  00025857
---------------------------------------------------------------------------------------------------------------------------------
Delta Associates Nominee Trust                            Real Property
Brian S. Tedeschi & Brian P. Curtis
14 Howard Street                                          Address:    Eastway Plaza
Rockland, MA  02370                                                   Route 123, Centre Avenue
Creditor ID:  00001278                                                Brockton, MA
                                                          Lease:      Store
---------------------------------------------------------------------------------------------------------------------------------
HMG Fieber Realty Trust                                   Real Property
c/o Lavin Realty Adv.
1266 Furnace Brook Pkwy.                                  Address:    77 Southbridge Street
Attn:  James Lavin                                                    Auburn, MA  01501
Quincy, MA  02169                                         Lease:      Land
Creditor ID:  00026304
                                                          Address:    77 Southbridge Street
                                                                      Auburn, MA  01501
                                                          Lease:      Store

                                                          Address:    4377 N. Homer Avenue E
                                                                      Cortland, NY  13045
                                                          Lease:      Store

                                                          Address:    480 Water Street
                                                                      Fitchburg, MA  01420
                                                          Lease:      Store

                                                          Address:    Harter & Folts Streets
                                                                      Herkimer, NY  13350
                                                          Lease:      Store

                                                          Address:    428 Albany Avenue, Rte. 9W
                                                                      Kingston, NY  12401
                                                          Lease:      Store

                                                          Address:    163 Troy Road
                                                                      Latham, NY  12110
                                                          Lease:      Store

                                                          Address:    750 South Bay Road
                                                                      North Syracuse, NY  13212
                                                          Lease:      Store

                                                          Address:    1410 Erie Boulevard
                                                                      Schenectady, NY  12305
                                                          Lease:      Store


                                                      -4-





---------------------------------------------------------------------------------------------------------------------------------
Jonda Enterprises Ltd.                                    Real Property
c/o David Karney #606
12011 San Vicente Blvd.                                   Address:    7601 Telegraph Road
Los Angeles, CA  90049                                                Montebello, CA  90640
Creditor ID:  00030262                                    Lease:      Store & Land

---------------------------------------------------------------------------------------------------------------------------------
Kimco Development of Dayton, Inc.                         Real Property
c/o Kimco Realty Corporation
Suite 100, 3333 New Hyde Park Road                        Address:    1750 Woodman Drive
P.O. Box 5020                                                         Dayton, OH  45420
New Hyde Park, NY  11042                                  Lease:      Store
Creditor ID:  00000203
---------------------------------------------------------------------------------------------------------------------------------
King Real Estate Corporation                              Real Property
Attn:  John Finley
c/o Creative Development Company                          Address:    160 Lenox Street
77 Franklin Street                                                    Norwood, MA
Boston, MA  02110                                         Lease:      Store
Creditor ID:  00000182
---------------------------------------------------------------------------------------------------------------------------------
Lainer Enterprises, Inc.                                  Real Property
Attn:  Simha Lainer/Sara Lainer
16215 Kittridge St.                                       Address:    11975-77 Sherman Road
Van Nuys, CA  91408                                                   North Hollywood, CA  91600
Creditor ID:  00000197                                    Lease:      Store
---------------------------------------------------------------------------------------------------------------------------------
Lorenz, H.J.                                              Real Property
P.O. Box 1588
Sun Valley, ID  83353                                     Address:    5950 Paramount Blvd.
Creditor ID:  00000195                                                Long Beach, CA  90805
                                                          Lease:      Store
---------------------------------------------------------------------------------------------------------------------------------
Norwood R.E. Partners                                     Real Property
c/o Belvedere Corp.  500 Carew Tower
Attn:  Joan Hensler Bittner                               Address:    4643 Forest Avenue
441 Vine Street                                                       (Central Park Business Park)
Cincinnati, OH  45202                                                 Norwood (Cincinnati), OH
Creditor ID:  00032154                                    Lease:      Store
---------------------------------------------------------------------------------------------------------------------------------
Real Estate Investment Trust                              Real Property
Attn:  Lee Carson
12011 San Vicente Blvd.                                   Address:    2625 Johnson Drive
Suite 707                                                             Ventura, CA  93003
Los Angeles, CA  90049                                    Lease:      Store
Creditor ID:  00001266
---------------------------------------------------------------------------------------------------------------------------------
Safco Equity Partnership                                  Real Property
Attn:  John Safi
1850 S. Sepulveda Blvd., Ste. 200                         Address:    1680 Mission Blvd. & Corona Expressway
Los Angeles, CA  90025                                                Pomona, CA  91766
Creditor ID:  00000199                                    Lease:      Store


                                                      -5-





---------------------------------------------------------------------------------------------------------------------------------
W.J. & R.W. Realty Corp.                                  Real Property
Attn:  W. Joseph Hotin
355 Keedsdale road                                        Address:  1460 Military Road
P.O. Box 1860                                                       Tonawanda, NY  14217
Milton, MA  02186
Creditor ID:  00000208                                    Lease:    Store
---------------------------------------------------------------------------------------------------------------------------------
Step Ahead Investments Inc.                               Real Property
Attn:  William D. Coyle
3222 Winona Way                                           Address:    Western Division Office
North Highlands, CA  95660                                            Suite 201, 3222 Winona Way
Creditor ID:  00029982                                                North Highlands, CA  95660
---------------------------------------------------------------------------------------------------------------------------------
A.C.T. Security Systems                                   Equipment
150 Kerry Place
Norwood, MA  02062                                        Description:  Perimeter Security-Fire; System Lease
Creditor ID:  00025033
---------------------------------------------------------------------------------------------------------------------------------
ADT                                                       Equipment
Attn:  Nancy Lohnes
1819 O'Brien Road                                         Description:      Misc.  Alarm Systems
Columbus, OH  43228
Creditor ID:  00002024                                    Store/Branch:     306/Columbus
---------------------------------------------------------------------------------------------------------------------------------
ADT Alarm                                                 Equipment
Attn:  Billing
234 MacCarty Court                                        Description:      Misc.  Alarm Systems
Lexington, KY  40508
Creditor ID:  00002030                                    Store/Branch:     305/Lexington
---------------------------------------------------------------------------------------------------------------------------------
American Equipment Leasing                                Equipment
Attn:  Harry Schneider
2670 Chancellor Drive                                     Description:                        Store/Branch:
Crestview Hills, KY  41017                                Misc.       Compressors             527/Ventura & 528/Long Beach &
Creditor ID:  00002068                                                                        703/Montebello
                                                          Misc.       Tool Rental,            704/N. Hollywood & 705 Pomona &
                                                                      Light Towers            707/La Habra & 708/Sacramento &
                                                                                              712/Carson & 713/Colton
---------------------------------------------------------------------------------------------------------------------------------
ASI Hoosier Alarm                                         Equipment
Attn:  Carol Arnold
7311 East 43rd Street                                     Description:
Indianapolis, IN  46226                                   Misc.       Alarm Systems
Creditor ID:  00002020
                                                          Store/Branch:     303/Indianapolis



                                                      -6-





---------------------------------------------------------------------------------------------------------------------------------
Associates Leasing                                        Equipment
Attn:  Dan Petzold
333 West Pierce Road, Ste. 200                            Description:
Itasca, IL  60143                                         Misc.       Truck Radios
Creditor ID:  00002039
                                                          Store/Branch:     301/Cincinnati
---------------------------------------------------------------------------------------------------------------------------------
AT&T Credit Corp.                                         Equipment
Attn:  Swati Modh
2 Gatehall Drive                                          Description:                        Store/Branch:
Parsippany, NJ  07054
Creditor ID:  00002011                                    Misc.       Phone System   307/Ft. Wayne & 306/Columbus
                                                                                              303/Indianapolis & 302/Dayton
                                                                                              301/Cincinnati
                                                          Misc.       POS System              307/Ft. Wayne & 306/Columbus
                                                          Misc.       POS System              306/Columbus
---------------------------------------------------------------------------------------------------------------------------------
AT&T Capital Leasing                                      Equipment
The Corporate Center
P.O. Box 85047                                            Description:                        Store/Branch:
Louisville, KY  40285                                     Misc.       Copy Machine/           528/Long Beach & 703/Montebello
Creditor ID:  00030135                                                FAX Machine    & 705/Pomona & 708/Sacramento &
                                                                                              712/Carson & 713/Colton
                                                          Misc.       Copy Machine            707/La Habra & West Coast Office
                                                          Misc.       P.O.S.                  West Coast Office

                                                          Description:                        Store/Branch:
                                                          Misc.       Computers               West Coast Office
                                                                                              Midwest Div. Office
---------------------------------------------------------------------------------------------------------------------------------
AT&T Credit 40285                                         Equipment
Global Info Solutions
P.O. Box 85375                                            Description:  Master Lease/POS Equipment (Western/Midwest
Attn:  Rick Steffey                                       Division)
Louisville, KY  40285
Creditor ID:  00032490
---------------------------------------------------------------------------------------------------------------------------------
BancBoston Leasing Inc.                                   Equipment
Box 1730
Boston, MA  02105                                         Description:      Master Lease              Store/Branch:
Creditor ID:  00025242                                    Misc.             Racking           301/Cincinnati
                                                                            Racks, Fixtures, Sign     Western & Midwest
                                                                            Printer & Forklifts       Division
---------------------------------------------------------------------------------------------------------------------------------
BancBoston Leasing Inc.                                   Equipment
Attn:  Peter Fox
100 Federal Street                                        Description:      Master Lease              Store/Branch:
Boston, MA  02110                                         Misc.             Computer, Racks & Safe    West Coast Office
Creditor ID:  00029997



                                                      -7-





---------------------------------------------------------------------------------------------------------------------------------
BankSystems Marketing, Inc.                               Equipment
1253 Eagan Industrial RD2
Eagan, MN  55121                                          Description:                        Store/Branch:
Creditor ID:  00029999                                    Misc.             Check Encoder     527/Ventura & 528/Long Beach &
                                                                                              703/Montebello
                                                          Misc.             Check Encoder,    704/N. Hollywood & 705/Pomona
                                                                            Coin Counter      & 707/La Habra

---------------------------------------------------------------------------------------------------------------------------------
Dial One Security                                         Equipment
Attn:  Dennis Toon
6114 Madison Road                                         Description:                        Store/Branch:
Cincinnati, OH  45201                                     Misc.       Security Cameras        302/Dayton
Creditor ID:  00002036                                    Misc.       Alarm Systems           302/Dayton

                                                          Description:                        Store/Branch:
                                                          Misc.       Postage Machine         302/Dayton
---------------------------------------------------------------------------------------------------------------------------------
Ervin Leasing                                             Equipment
Attn:  Dan Petzold
3300 Washtenaw Avenue                                     Description:
Suite 230                                                 Misc.       Architectural           Store/Branch:
Ann Arbor, MI  48103                                                  Equipment               307/Ft. Wayne & 305/Lexington
Creditor ID:  00002015                                                                        302/Dayton & 301/Cincinnati
---------------------------------------------------------------------------------------------------------------------------------
Fleet Capital Leasing                                     Equipment
Attn:  Richard Berkmeier Asst. VP
50 Kennedy Plaza, 5th Flr.                                Description:                        Store/Branch:
Providence, RI  02903                                     Misc.       Computer, Racks         West Coast Office
Creditor ID:  00026108
---------------------------------------------------------------------------------------------------------------------------------
Fleet Credit Corp.                                        Equipment
111 Westminster St.
Providence, RI  02903                                     Description:      Master Lease      Store/Branch:
Creditor ID:  00026109                                                      Computer          Midwest Division
                                                                            Equipment, H
                                                                            Frames
---------------------------------------------------------------------------------------------------------------------------------
Gateway Leasing                                           Equipment
Attn:  Tom Lowry
6919 Brookside Avenue                                     Description:                        Store/Branch:
Westchester, OH  45069                                    Misc.       Ditchwitch              302/Dayton
Creditor ID:  00002034
---------------------------------------------------------------------------------------------------------------------------------
GE Capital                                                Equipment
One Capital Drive
Attn:  Cliff Bolstad                                      Description:      Master Lease      Store/Branch:
Attn:  Keith Berquist                                                       Auto Stack        Midwest Division
Eden Prairie, MN  55344                                                     System &
Creditor ID:  00002008                                                      POS Equip.


                                                      -8-





---------------------------------------------------------------------------------------------------------------------------------
GE Capital                                                Equipment
Drawer CS 100363
Atlanta, GA  30384                                        Description:                        Store/Branch:
Creditor ID:  00026200                                    Misc.       Store Fixtures/POS      303/Indianapolis & 302/Dayton
                                                          Misc.       Store Fixtures 303/Indianapolis & 302/Dayton

---------------------------------------------------------------------------------------------------------------------------------
Keycorp Leasing Ltd.                                      Equipment
P.O. Box 1865
54 State Street                                           Description:                        Store/Branch:
Albany, NY  12201                                         Misc.       Store Fixtures 301/Cincinnati
Creditor ID:  00030739                                                (Racking)
                                                          Misc.       (Racking Carts)         301/Cincinnati
                                                          Misc.       POS Computers           301/Cincinnati
                                                          Misc.       Copier, Computers       Midwest Div. Office
                                                          Misc.       Racks, Carts
                                                                      Master Lease         Western & Midwestern Div.
                                                                        Step Beams

---------------------------------------------------------------------------------------------------------------------------------
Leasetec Corporation                                      Equipment
Attn:  Wendy Saltarelli
1401 Pearl Street                                         Description:  Sequent Computer for Contractors' Warehouse
Boulder, CA  80302
Creditor ID:  00002149                                    Store/Branch:  West Coast Office
---------------------------------------------------------------------------------------------------------------------------------
Mahoney Notifier, Inc.                                    Equipment
15 Cooper Street
P.O. Box 767                                              Description:                        Store/Branch:
Glens Falls, NY  12801                                    Monitoring Alarm System    #296
Creditor ID:  00026784                                    Monitoring/Maint. Alarm Sys.        #286
---------------------------------------------------------------------------------------------------------------------------------
Modern Leasing                                            Equipment
Attn:  Brian Greuing
319 7th Street, Ste. 600                                  Description:                        Store/Branch:
Des Moines, IA  50390                                     Misc.       Copy Machine            301/Cincinnati
Creditor ID:  00002038                                    Misc.       Fax Machine             Midwest Div. Office
---------------------------------------------------------------------------------------------------------------------------------
Modern Office Methods                                     Equipment
Attn:  Mike Illing
4362 Creek Road                                           Description:                        Store/Branch:
Cincinnati, OH  45241                                     Misc.       Maintenance             Midwest Div. Office
Creditor ID:  00002041                                                Contract
---------------------------------------------------------------------------------------------------------------------------------
NEC America, Inc.                                         Equipment
365 West Passaic Street
Attn:  Kathy Wagner                                       Description:                        Store/Branch:
Rochelle Park, NJ  07662                                  Misc.       Phone System   305/Lexington
Creditor ID:  00002026


                                                      -9-





---------------------------------------------------------------------------------------------------------------------------------
Pitney Bowes                                              Equipment
Attn:  Gilbert Reiher
6480 Doubletree Avenue                                    Description:                        Store/Branch:
Columbus, OH  43226                                       Misc.       Postage Machine         303/Indianapolis & 306/Columbus
Creditor ID:  00002021
---------------------------------------------------------------------------------------------------------------------------------
Pitney Bowes                                              Equipment
P.O. Box 720416
Atlanta, GA  30358                                        Description:                        Store/Branch:
Creditor ID:  00002040                                    Misc.       Postage Machine         301/Cincinnati

---------------------------------------------------------------------------------------------------------------------------------
Retail Systems Leasing Inc.                               Equipment
5915 Coopers Ave.
Attn:  William Moore                                      Description:  Master Lease POS Equipment
Mississaugua, Ontario, Canada
Creditor ID:  00002272                                    Store/Branch:  Western Division
---------------------------------------------------------------------------------------------------------------------------------
Spectra-Physics                                           Equipment
5475 Kellenbauger Road
Attn:  Rene Doyle                                         Description:                        Store/Branch:
Dayton, OH  45424                                         Misc.       Ditchwitch              302/Dayton
Creditor ID:  00032657
---------------------------------------------------------------------------------------------------------------------------------
Stringer Company                                          Equipment
115 West Drive
Marshall, MO  65340                                       Description:                        Store/Branch:
Creditor ID:  00002146                                    Misc.       Copy Machine/           708/Sacramento & West Coast
                                                                      Fax Machine             Office
---------------------------------------------------------------------------------------------------------------------------------
Symbol Technologies, Inc.                                 Equipment
Credit Dept. A-45
One Symbol Plaza                                          Description:                        Store/Branch:
Attn:  Barbra Arnold                                      Misc.       Scanners                307/Ft. Wayne & 306/Columbus &
Holtsville, NY  01742-1300                                                                    303/Indianapolis &
Creditor ID:  00002013                                                                        305/Lexington
                                                                                              302/Dayton & 301/Cincinnati


                                                      -10-





---------------------------------------------------------------------------------------------------------------------------------
Systech Retail Tech Co.                                   Equipment
Attn:  Shelly Zikovic
5915 Coopers Avenue                                       Description:                        Store/Branch:
Mississauga, Ontario,  L4Z 1RG                            Misc.       Registers               307/Ft. Wayne & 306/Columbus &
CANADA                                                                                        303/Indianapolis &
Creditor ID:  00002012                                                                        305/Lexington
                                                                                              302/Dayton & 301/Cincinnati
                                                          Misc.       Cash Register/          527/Ventura & 528/Long Beach &
                                                                      P.O.S.                  703/Montebello &
                                                                                              704/N. Hollywood & 705/Pomona &
                                                                                              707/La Habra & 712/Carson &
                                                                                              713/Colton & West Coast Office
                                                          Misc.       Computers               West Coast Office

---------------------------------------------------------------------------------------------------------------------------------
Telecheck Services                                        Equipment
P.O. Box 4514
Houston, TX  77210                                        Description:                        Store/Branch:
Creditor ID:  00002131                                    Misc.       Telecheck               707/La Habra
---------------------------------------------------------------------------------------------------------------------------------
Telecheck Services, Inc.                                  Equipment
Attn:  Subscriber Service
P.O. Box 4514                                             Description:                        Store/Branch:
Houston, TX  77210                                        Misc.       Telecheck Devices       527/Ventura & 528/Long Beach &
Creditor ID:  00031709                                                                        703/Montebello
                                                          Misc.       Telecheck               528/Long Beach
---------------------------------------------------------------------------------------------------------------------------------
United Leasing Inc.                                       Equipment
3700 Morgan Avenue
Evansville, IN  47715                                     Description:                        Store/Branch:
Creditor ID:  00027996                                                Racks & Auto   Mid-West Division
                                                                      Stack System
---------------------------------------------------------------------------------------------------------------------------------
Wells Fargo Alarm                                         Equipment
333 Smith Street
Providence, RI  02901                                     Description:  Alarm System & Monitoring
Creditor ID:  00001930
---------------------------------------------------------------------------------------------------------------------------------
Xerox Corp.                                               Equipment
350 S. Northwest Highway
Park Ridge, IL  60068                                     Description:                        Store/Branch:
Creditor ID:  00002033                                    Misc.       Copy Machine            302/Dayton
---------------------------------------------------------------------------------------------------------------------------------
A.C.T. Security Systems                                   Maintenance/Service
150 Kerry Place
Norwood, MA  02062                                        Description:                        Store No.:
Creditor ID:  00025033                                    Alarm Transmission                  #256 - Norwood Dist. Ctr.
---------------------------------------------------------------------------------------------------------------------------------
ADT Security Systems, Inc.                                Maintenance/Service
9 Walker Way
Albany, NY  12201                                         Description:
Creditor ID:  00001928                                    Monitoring


                                                      -11-





---------------------------------------------------------------------------------------------------------------------------------
American Alarms, Inc.                                     Maintenance/Service
575 Park Ave.
Cranston, RI  02910                                       Description:                        Store/Branch:
Creditor ID:  00025119                                    Monitoring                 #124 - Central Falls
---------------------------------------------------------------------------------------------------------------------------------
Armored Motor Service of America                          Maintenance/Service
65 Vantage Point Drive
Rochester, NY  14624                                      Description:                        Store/Branch:
Creditor ID:  00025183                                    Armored Car Service                 #494 - Rochester
---------------------------------------------------------------------------------------------------------------------------------
Hart Alarm Systems Inc.                                   Maintenance/Service
514 Fourth Street
Watervliet, NY  12189                                     Description:                        Store/Branch:
Creditor ID:  00026345                                    Alarm Service                       #292 - Kingston
                                                          Alarm Service                       #296 - Schenectady
                                                          Alarm Service-Maintenance           #298 - Rennselaer
                                                          Alarm Service                       #092 - Latham
--------------------------------------------------------------------------------------------------------------------------------
NCR Corp.                                                 Maintenance/Service
1700 So. Patterson Blvd.
Dayton, OH  45479                                         Description:
Creditor ID:  00001498                                    Equipment Subject to Service
                                Cabletron/Monarch
--------------------------------------------------------------------------------------------------------------------------------
Professional Alarm Ser.                                   Maintenance/Service
64 Lyndale Court
West Seneca, NY 14224                                     Description:                        Store/Branch:
Creditor ID:  00027399                                    Alarm Monitoring                    #470 - Buffalo
                                                          Alarm Monitoring                    #293 - Brighton
                                                          Alarm Monitoring                    #411 -
                                                          Alarm Monitoring                    #287 - Cortland
                                                          Alarm Monitoring                    #471 - W. Seneca
                                                          Alarm Monitoring                    #418 - Webster
                                                          Alarm Monitoring                    #027 - Tonawanda
                                                          Alarm Monitoring                    #494 - Rochester


                                                      -12-





---------------------------------------------------------------------------------------------------------------------------------
Special Agent Systems Inc.                                Maintenance/Service
67 Pleasant St.
Watertown, MA  02172                                      Description:                                Store/Branch:
Creditor ID:  00027738                                    Lease Monitoring/Maintenance-               #285-Brockton
                                 Security System
                                                          Monitoring Security System                  #297-Braintree
                                                          Monitoring Security System                  #295-Woonsocket
                                                          Monitoring/Maintenance-                     #467-Marshfield
                                 Security System
                                                          Lease Monitoring/Maintenance-               #291-
                                 Security System
                                                          Lease Monitoring/Maintenance-               #082-Waltham
                                 Security System
                                                          Lease Monitoring/Maintenance-               #288-Walpole
                                 Security System
                                                          Lease Monitoring/Maintenance-               #018-
                                 Security System
                                                          Lease Monitoring/Maintenance-               #490-
                                 Security System
                                                          Lease Monitoring/Maintenance-               #481-
                                 Security System
                                                          Lease Monitoring/Maintenance-               #289-Fitchburg
                                 Security System
                                                          Monitoring/Maintenance-Security             #496-
                                     System
---------------------------------------------------------------------------------------------------------------------------------
Wells Fargo Alarm                                         Maintenance/Service
301 Franklin Street
Buffalo, NY  14201                                        Description:                        Store/Branch:
Creditor ID:  00001929                                    Monitoring                 #463 - N.Syracuse
                                                          Monitoring                 #482 - Dewitt
                                                          Alarm System/Monitoring    #294 - Warwick
---------------------------------------------------------------------------------------------------------------------------------
American Color                                            Miscellaneous
2500 Walden Ave.
Buffalo, NY  14225                                        Description:  Visvita System Purchase Agreement
Creditor ID:  00001769
---------------------------------------------------------------------------------------------------------------------------------
Fidelity Investments Institutional                        Service Agreement
Operations Company
82 Devonshire                                             Record Keeping & Other Svces. for Administration of Investment Plan
Boston, MA  02109
Creditor ID:  00002182
---------------------------------------------------------------------------------------------------------------------------------
Mountain Financial Corporation                            Service Agreement
855 East 9400 South
Sandy, UT  84070                                          Merchant Services Agreement
Creditor ID:  00001766


                                                      -13-





---------------------------------------------------------------------------------------------------------------------------------
Novus Services                                            Service Agreement
FKA Discover Card
Attn:  Beth Solomon                                       Credit Card Services Agreement
2500 Lake Cook Road
Riverwoods, IL  60015
Creditor ID:  00002162
---------------------------------------------------------------------------------------------------------------------------------
Darling, Walter                                           Miscellaneous
5 Spring Street
P.O. Box 129                                              Description:      Legal Representation Agreement for Collections
Norfolk, MA  02056
Creditor ID:  00025828
---------------------------------------------------------------------------------------------------------------------------------
Devon Capital Management, L.P.                            Miscellaneous
Attn:  D. Lynn Storey, Senior
2000 Powell Street                                        Purchase and Sale Agreement
Suite 1240                                                For Three Real Estate Parcels
Emeryville, CA  94608                                     2870 Brunswick Pike,
Creditor ID:  00003302                                      Lawrenceville, New Jersey
                                                          2938 Walden Avenue, DePew, New York
                                                          1640 Hartford Avenue,
                                                            Johnston, Rhode Island

---------------------------------------------------------------------------------------------------------------------------------
Farmington Farm & Garden, Inc.                            Miscellaneous
5930 County #41
Farmington, NY 14425                                      Purchase and Sale Agreement
Creditor ID:  00003306                                    For Real Estate Parcel
                                                          10 Booth Street, Canandaigua, New York
---------------------------------------------------------------------------------------------------------------------------------
Finard Asset Management Comp., Inc.                       Miscellaneous
3 Burlington Woods Drive
Attn:  William Beckman                                    Description:      Real Estate Marketing Consulting Agreement
Burlington, MA  01803                                     Expiration: 4/15/97
Creditor ID:  00026063
---------------------------------------------------------------------------------------------------------------------------------
Associates Commerical Corporation                         Equipment
Attn:  William G. Wright
Farr, Burke, Gamboacorta & Wright                         See Attached Chart for Associates Commercial Corp - Leases to
211 Benigno Boulevard                                     Keep
P.O. Box 788
Bellmawr, New Jersey  08099-0786
Creditor ID:  00002014


                                                      -14-





-----------------------------------------------------------------------------------------------------------------------------
GE Fleet                                                  Equipment
Attn:  Cliff Bolstad
3 Capital Drive                                           Description:      Model:            Store/Branch:
Eden Prairie, MN  55344                                   Forklifts         586E              302/Dayton & 301/Cincinnati
Creditor ID:  00002031                                    Forklifts         GLP1050RFNUAE080  301/Cincinnati
                                                          Forklifts         GLP100MFNSBV098   301/Cincinnati
                                                          Trucks            Ranger              301/Cincinnati

                                                          Description:                        Store/Ranch:
                                                          Trailers          Ranger            710/Reno
-----------------------------------------------------------------------------------------------------------------------------
Navistar                                                  Equipment
Attn:  Betty Tucknott
2650 West Golf Road                                       Description:      Model:
Rolling Meadows, IL  60608                                Trucks            94 Flatbed Cabover
Creditor ID:  00002018                                    Store/Branch:     303/Indianapolis & 305/Lexington
------------------------------------------------------------------------------------------------------------------------------
Albany Times Union                                        Miscellaneous
645 Albany Shaker Road
Albany, NY  12212
Creditor ID:  00002739
------------------------------------------------------------------------------------------------------------------------------
Boston Globe                                              Miscellaneous
Attn:  William Gardner
135 Morrisey Blvd                                         Description:      Annual Advertising Spending Agreement
Boston, MA  02107
Creditor ID:  00025383
------------------------------------------------------------------------------------------------------------------------------
Boston Herald American                                    Miscellaneous
1 Herald Square
Boston, MA  02118                                         Description:      Boston Herald Advertising Contract
Creditor ID:  00025384
------------------------------------------------------------------------------------------------------------------------------
Buffalo Evening News Inc.                                 Miscellaneous
1 News Plaza
P.O. Box 100                                              Description:      Retail Advertising Agreement for Mr. Second
Buffalo, NY  14240
Creditor ID:  00025468
-------------------------------------------------------------------------------------------------------------------------------
The Call                                                  Miscellaneous
dba The Evening Call Publishing Co.
75 Main St.                                               Description:  Advertising Contract
P.O. Box A
Woonsocket, RI  02895-0992
Creditor ID:  00002187
------------------------------------------------------------------------------------------------------------------------------
Community Newspaper Company                               Miscellaneous
P.O. Box 9113
Needham, MA  02192-9113                                   Description:      Advertising Contract
Creditor ID:  00002196


                                                      -15-





------------------------------------------------------------------------------------------------------------------------------
Evening Telegram, The                                     Miscellaneous
Thomsons Pub. of N.Y. Inc.
111 Green St.                                             Description:  Retail Advertising Agreement
Herkimer, NY  13350
Creditor ID:  00026025
------------------------------------------------------------------------------------------------------------------------------
First Data Corp.                                          Miscellaneous
First Data Merchants Services
265 Broad Hollow Road                                     Description:  Credit Card Processing Sales Agreement
Mellville, NY  11747
Creditor ID:  00002168
------------------------------------------------------------------------------------------------------------------------------
Gannett Rochester Newspaper                               Miscellaneous
Rochester Times-Union
55 Exchange Blvd                                          Description:      Revenue Contract Agreement for Advertising for
Rochester, NY  14614                                                        Mr. Seconds
Creditor ID:  00026179
------------------------------------------------------------------------------------------------------------------------------
Herald Company, The                                       Miscellaneous
P.O. Box 4915 Clinton Sq.
Attn:  Accounts Receivable                                Description:      Retail Advertising Contract
Syracuse, NY  13221
Creditor ID:  00026368
------------------------------------------------------------------------------------------------------------------------------
Mark Goodson Enterprises Ltd.                             Miscellaneous
dba Daily Freeman
79-97 Hurley Ave.                                         Description:      Local Retail Fixed Insertion Advertising Contract
Kingston, NY  12401
Creditor ID:  00002184
------------------------------------------------------------------------------------------------------------------------------
Patriot Ledger, The                                       Miscellaneous
P.O. Box 9159
400 Crown Colony Drive                                    Description:      Preprinted Insert Sections Advertising Contract
Quincy, MA  02169
Creditor ID:  00027288
------------------------------------------------------------------------------------------------------------------------------
Peabody & Lynnfield Weekly News                           Miscellaneous
10 First Ave.
P.O. Box 6039                                             Description:      Multiple Insertion Contract-(Advertising)
Peabody, MA  01961-6039
Creditor ID:  00002189
-----------------------------------------------------------------------------------------------------------------------------
Providence Journal                                        Miscellaneous
75 Fountain St.
Providence, RI  02902                                     Description:      Annual Investment Contract for Advertising
Creditor ID:  00027408


                                                      -16-





-----------------------------------------------------------------------------------------------------------------------------
Schenectady Gazette                                       Miscellaneous
The Gazette Newspapers
2345 Maxon Road
P.O. Box 1090
Schenectady, NY  12301
Creditor ID:  00027612
-----------------------------------------------------------------------------------------------------------------------------
Sentinel-Enterprise                                       Miscellaneous
808 Main St.
Fitchburg, MA  01420                                      Description:      Advertising Agreement
Creditor ID:  00002188
-----------------------------------------------------------------------------------------------------------------------------
Site Call                                                 Miscellaneous
75 Main Street
P.O. Box A
Woonsocket, RI  02895-0992
Creditor ID:  00002738
-----------------------------------------------------------------------------------------------------------------------------
Syracuse Newspaper                                        Miscellaneous
Clinton Square
Syracuse, NY  13202
Creditor ID:  00002741
------------------------------------------------------------------------------------------------------------------------------
Times Union                                               Miscellaneous
Address Unknown
                                                          Description:      Color Comic Frequency Agreement for Advertising
Creditor ID:  00002186
--------------------------------------------------------------------------------------------------------------------------------
United Leasing Inc.                                       Miscellaneous
3700 Morgan Avenue
Evansville, IN 47715                                      Description:      1993 Oldsmobile (2)
Creditor ID: 00002010                                                       Racks
--------------------------------------------------------------------------------------------------------------------------------
United Leasing                                            Equipment
Attn:  Lewis Hudson
4360 Brownsboro Road, Ste. 105                            Description:    Model:               Store:
Louisville, KY 40207                                      Trucks          1997 Ford Ranger     307 Ft. Wayne
Creditor ID:  00027996                                    Trucks                               305 Lexington
                                                          Misc.           Store Fixtures       305 Lexington
                                                          Trucks          Ranger               301 Cincinnati


                                                      -17-




--------------------------------------------------------------------------------------------------------------------------------
GE Capital Fleet Services                                 Equipment
One Capital Drive
Attn:  Cliff Bolstad                                      Description:    Model:                      Store:
Attn:  Keith Berquist                                     Forklifts       ERPT040TFN36SE078    307/Ft.Wayne/306/Columbus
Eden Prarie, MN  55344                                    Forklifts       ERPT040TFN36SE078    307/Ft. Wayne/306/Columbus
Creditor ID:  00002008                                    Forklifts       GLP050RFNUAE080      307/Ft. Wayne/306/Columbus
                                                          Forklifts       GLP070LFNSBE098      307/Ft. Wayne/306/Columbus
                                                          Forklifts       GLP070LFNSBE098      307/Ft. Wayne/306/Columbus
                                                          Forklifts       GLP100MENSBV098      307/Ft. Wayne/306/Columbus
                                                          Forklifts       586E                 307/Ft. Wayne/306/Columbus

                                                          Trucks          Ranger               303 Indianapolis/302 Dayton
                                                          Misc.           POS System           303 Indianapolis
                                                          Misc.           F250                 302 Dayton
                                                          Misc.           Auto                 Midwest Division Office
                                                          Misc.           Auto                 Midwest Division Office
                                                          Misc.           Racks, Carts and     Midwest Division Office
                                                                          Equipment
---------------------------------------------------------------------------------------------------------------------------------
Yale Financial Services                                   Equipment
Attn:  Juan Martin
15 Junction Road                                          Description:    Model:               Store:
Flemington, NJ  08822                                     Forklifts       ERP                  303 Indianapolis
Creditor ID:  00002016                                    Forklifts       ERP                  303 Indianapolis
                                                          Forklifts       ERP                  303 Indianapolis
                                                          Forklifts       GLP100MFNSBV098      303 Indianapolis
                                                          Forklifts       GLP070LFNSBF098      303 Indianapolis
                                                          Forklifts       GLP050RFNUAF096      303 Indianapolis
                                                          Forklifts       ERPT040TFN36SEO078   302 Dayton
                                                          Forklifts       ERPT040TFN36SEO078   302 Dayton
                                                          Forklifts       ERPT040TFN36SEO078   302 Dayton
                                                          Forklifts       ERPT040TFN36SEO078   302 Dayton
                                                          Forklifts       GLP050RFNUAE080      302 Dayton
                                                          Forklifts       GLP050RFNUAE080      302 Dayton
                                                          Forklifts       GLP100MFNSBV098      302 Dayton
--------------------------------------------------------------------------------------------------------------------------------
Worcester Telegram                                        Miscellaneous
Chronicle Publ. Co. Inc.
P.O. Box 15012                                            Description:      Annual Dollar Volume Contract for Retail Advertising
20 Franklin Street
Worcester, MA  01615
Creditor ID:  00028213
=================================================================================================================================

                                    EXHIBIT B

                           ALLOWED RECLAMATION CLAIMS

                   Reclamation Claimant                                          Maximum Potential Priority
                                                                             Unsecured Reclamation Claim Amount
Absolute Coatings                                                                        $36,465.20
--------------------------------------------------------------------------------------------------------------------------------
Adam Wholesalers                                                                         $37,820.71
--------------------------------------------------------------------------------------------------------------------------------
Adams Brush Mfg.                                                                         $1,782.01
--------------------------------------------------------------------------------------------------------------------------------
Alenco                                                                                     $0.00
--------------------------------------------------------------------------------------------------------------------------------
Aristokraft                                                                              $8,377.40
--------------------------------------------------------------------------------------------------------------------------------
Certain Teed                                                                             $51,202.26
--------------------------------------------------------------------------------------------------------------------------------
Champion, Inc.                                                                           $12,910.98
--------------------------------------------------------------------------------------------------------------------------------
Eureka                                                                                   $28,420.00
--------------------------------------------------------------------------------------------------------------------------------
Fiesta Gas Grills                                                                        $91,380.00
--------------------------------------------------------------------------------------------------------------------------------
Furman Lumber                                                                            $24,303.36
--------------------------------------------------------------------------------------------------------------------------------
Georgia Pacific                                                                         $504,326.68
--------------------------------------------------------------------------------------------------------------------------------
Hoboken Wood Floors                                                                      $11,722.44
--------------------------------------------------------------------------------------------------------------------------------
Louisiana-Pacific                                                                        $10,010.38
--------------------------------------------------------------------------------------------------------------------------------
Makita, U.S.A.                                                                           $20,555.25
--------------------------------------------------------------------------------------------------------------------------------
Minwax                                                                                     $0.00
--------------------------------------------------------------------------------------------------------------------------------
Misco Shawnee                                                                             $540.13
--------------------------------------------------------------------------------------------------------------------------------
Moen                                                                                       $0.00
--------------------------------------------------------------------------------------------------------------------------------
Mutual Mfg. & Supply Co.                                                                 $10,258.21
--------------------------------------------------------------------------------------------------------------------------------
Osram-Sylvania                                                                           $5,960.19
--------------------------------------------------------------------------------------------------------------------------------
Prime Equipment                                                                            $0.00
--------------------------------------------------------------------------------------------------------------------------------
Schrock Cabinet                                                                          $98,689.33
--------------------------------------------------------------------------------------------------------------------------------
Seaboard International                                                                   $20,952.93
--------------------------------------------------------------------------------------------------------------------------------
Sherwin-Williams                                                                         $32,795.25
--------------------------------------------------------------------------------------------------------------------------------
Sierra Craft                                                                             $71,234.83
--------------------------------------------------------------------------------------------------------------------------------
U.S. Gypsum                                                                              $9,556.34
--------------------------------------------------------------------------------------------------------------------------------
Unity-Forest Products                                                                      $0.00
--------------------------------------------------------------------------------------------------------------------------------
Universal Forest Products                                                                $7,148.25
--------------------------------------------------------------------------------------------------------------------------------
Vaughn Plywood                                                                           $24,532.28
--------------------------------------------------------------------------------------------------------------------------------
Werner                                                                                   $52,393.25

EXHIBIT C

                         -------------------------------

                              Amended and Restated
                          Certificate of Incorporation
                                       of
                                Grossman's, Inc.
                         ------------------------------


     Grossman's, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The name of the Corporation is Grossman's, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 26, 1923.

     2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended (the "DGCL"), this Amended and Restated Certificate of Incorporation restates and further amends the provisions of the Certificate of Incorporation of this Corporation.

     3. This Amended and Restated Certificate of Incorporation is being filed with the Secretary of State of Delaware on the effective date of the Company's Plan of Reorganization (the "Plan") under the Bankruptcy Code. Upon such filing, as provided in the Plan, all then issued and outstanding shares of this Corporation's Common Stock, $.01 par value per share, shall be cancelled and New Common Stock will be issued as provided in the Plan of Reorganization.

     4. Pursuant to the authority of Section 303 of the DGCL, this Amended and Restated Certificate of Incorporation was duly authorized and approved by Orders of the United States Bankruptcy Court for the District of Delaware pursuant to the Plan and Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101 et seq., which Orders authorize the undersigned officers to execute and acknowledge this Amended and Restated Certificate of Incorporation on behalf of this Corporation and copies of which Orders are attached hereto.

     5. The text of the original Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

                                    ARTICLE I
                                      NAME

     SECTION 1.1 Name. The name of the Corporation is Grossman's Inc.

                                   ARTICLE II
                     REGISTERED OFFICE AND REGISTERED AGENT

     SECTION 2.1 Office and Agent. The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, in the County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

                                   ARTICLE III
                                CORPORATE PURPOSE

     SECTION 3.1 Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                                   ARTICLE IV
                                 CAPITALIZATION

     SECTION 4.1 Authorized Capital Stock. The Corporation is authorized to issue one class of Common Stock. The total number of shares that the Corporation is authorized to issue is _________ shares of Common Stock, par value $.001 per share.

     SECTION 4.2 Common Stock. The holders of the Common Stock shall be entitled to one vote for each share held by them of record on the books of this Corporation on all matters submitted to shareholders for a vote. The holders of Common Stock shall be entitled to dividends when and as declared by the Board of Directors out of funds legally available therefor.

     SECTION 4.3 No Nonvoting Equity Securities. No nonvoting equity securities of the Corporation shall be issued; this provision is included in this Amended and Restated Certificate of Incorporation in compliance with Section 1123 of the United States Bankruptcy Code, 11 U.S.C. ss. 1123, and shall have no further force and effect beyond that required by such Section and for so long as such
Section is in effect and applicable to the Corporation.


                                    ARTICLE V
                                 INDEMNIFICATION

     SECTION 5.1 Indemnification. (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any Proceeding (as hereinafter defined) because he or she is or was or had agreed to become a director, officer or Delegate of this Corporation, shall, and, at the election of the Corporation as determined by the Board of Directors, each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any Proceeding because he or she is or was an employee or agent of the Corporation may, be indemnified and held harmless by the Corporation to the fullest extent permitted under the DGCL, as the same now exists or may hereafter be amended

(but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the DGCL permitted the Corporation to provide prior to such amendment). Such indemnification shall cover all expenses incurred by an person indemnified pursuant to this Article V (including, but not limited to, attorneys' fees and other expenses of litigation) and all liabilities and losses (including, but not limited to, judgments, fines, ERISA or other excise taxes or penalties and amounts paid or to be paid in settlement) incurred by such person in connection therewith.

     Notwithstanding the foregoing, except with respect to indemnification specified in this Section 5.1(c), the Corporation shall indemnify an Indemnified Person in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     For purposes of this Article V:

     (i) a "Proceeding" is an action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeal therefrom including, without limitation, any such action, suit, proceeding or appeal by or in the right of the Corporation, including, without limitation, any action, suit or proceeding related to acts prior to the April 7, 1997 filing of the Corporation's Chapter 11 case or acts during that Chapter 11 proceeding;

     (ii) a "Delegate" of the Corporation is (A) any employee of the Corporation or a subsidiary of the Corporation serving as a director or officer (or in a substantially similar capacity) of an entity or enterprise (x) in which the Corporation and its subsidiaries collectively own a 10% or greater equity interest or (y) the principal function of which is to service or benefit the Corporation or a subsidiary of the Corporation; (B) any employee of the Corporation or a subsidiary of the Corporation serving as a trustee or fiduciary of an employee benefit plan of the Corporation or any entity or enterprise referred to in clause (A); (C) any person acting at the request of the Board of Directors of the Corporation in any capacity with any entity or enterprise other than the Corporation; and (D) any officer or director of GRS Realty Company, Inc. and GRS Holding Company, Inc., which are being merged into the Corporation concurrently with the adoption of this amended and restated charter; and

     (iii) the "Corporation" means Grossman's, Inc., a Delaware corporation, and its successors, but does not include any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger within the meaning of Section 145(h) of the DGCL.

     (b) Expenses. Expenses, including attorneys' fees, incurred by a director or officer of the Corporation indemnified pursuant to

Section 5.1(a) in defending or otherwise being involved in a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding, including any appeal therefrom, upon receipt of an undertaking (the "Undertaking") by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation; provided that in connection with a Proceeding (or part thereof) initiated by such person, except a Proceeding authorized by Section 5.1(c), the Corporation shall pay said expenses in advance of final disposition only if such Proceeding (or part thereof) was authorized by the Board of Directors. A person to whom expenses are advanced pursuant hereto shall not be obligated to repay pursuant to the Undertaking until the final determination of any pending Proceeding in a court of competent jurisdiction concerning the right of such person to be indemnified or the obligation of such person to repay pursuant to the Undertaking. Such expenses, including attorneys' fees, incurred by other employees and agents of the Corporation may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     (c) Protection of Rights. If a claim under Section 5.1(a) is not promptly paid in full by the Corporation after a written claim has been received by the Corporation or if expenses pursuant to Section 5.1(b) of this Article have not been promptly advanced after a written request for such advancement accompanied, in the case of such request by a director or officer, by the Undertaking has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or the advancement of expenses. If successful, in whole or in part, in such suit, such claimant shall also be entitled to be paid the reasonable expense thereof (including, without limitation, attorneys' fees). It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required Undertaking, if any, has been tendered to the Corporation) that indemnification of the claimant is prohibited by law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination, if required, prior to the commencement of such action that indemnification of the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that indemnification of the claimant is prohibited, shall be a defense to the action or create a presumption that indemnification of the claimant is prohibited. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in accordance with any applicable standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant.

     (d) Miscellaneous.

     (i)  Non-Exclusivity  of Rights. The rights conferred on any person by this
Article V shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise. The Board of Directors shall have the authority, by resolution, to provide for such indemnification of employees or agents of the Corporation or others and for such other indemnification of directors, officers or Delegates as it shall deem appropriate.

     (ii) Insurance, Contracts and Funding. If it is available on acceptable terms, as determined by a vote of the entire Board of Directors, the Corporation shall maintain insurance, at its expense, to protect itself and any director, officer, Delegate, employee, or agent of the Corporation against any expenses, liabilities or losses, arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such expenses, liabilities or losses under the DGCL. The Corporation may enter into contracts with any director, officer or Delegate of the Corporation in furtherance of the provisions of this Article V and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect the advancing of expenses and indemnification as provided in this Article V.

     (iii)  Contractual  Nature.  The  provisions  of this  Article  V shall  be applicable to all Proceedings commenced or continuing after its adoption, whether such arise out of events, acts or omissions which occurred prior or subsequent to such adoption, and shall continue as to a person who has ceased to be a director, officer or Delegate and shall inure to the benefit of the heirs, executors and administrators of such person. This Article V shall be deemed to be a contract between the Corporation and each person who, at any time that this
Article V is in effect, serves or agrees to serve in any capacity which entitles him to indemnification hereafter and any repeal or other modification of this Article, the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article V or any repeal or modification of the DGCL or any other applicable law shall not limit any such person's entitlement to the advancement of expenses or indemnification under this Article V for Proceedings then existing or later arising out of events, acts or omissions occurring prior to such repeal or modification or adoption of an inconsistent provision, including, without limitation, the right to indemnification for Proceedings commenced after such repeal or modification or adoption of an inconsistent provision to enforce this Article V with regard to Proceedings arising out of acts, omissions or events occurring prior to such repeal or modification or adoption of an inconsistent provision.

                                   ARTICLE VI
                             LIABILITY OF A DIRECTOR

     SECTION 6.1 Director Liability. (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.

     (b) If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended, without further action by either the Board of Directors or the stockholders of the Corporation.

     (c) Neither any amendment nor repeal of this Article VI, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article VI, shall eliminate or reduce the effect of this Article, in respect of any act or omission occurring, or any action or proceeding accruing or arising or that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                   ARTICLE VII
                  MANAGEMENT OF THE AFFAIRS OF THE CORPORATION

     SECTION 7.1 Management of the Affairs of the Corporation. (a) The business and affairs of the Corporation shall be managed by the Board of Directors, consisting of seven (7) directors, which may exercise all the powers of the Corporation and do all such lawful acts and things that are not conferred upon or reserved to the stockholders by law, by this Certificate of Incorporation or by the by-laws of the Corporation (the "By-Laws").

     (b) The election of directors need not be by written ballot unless the By-Laws so provide.

     (c)(i) The Board of Directors of the Corporation shall assume office on ________________ [Effective date of the Plan]. The Board of Directors shall be divided into three classes and each class shall serve for a staggered term as follows:

                           Class 1 directors,  initially  consisting  of Messrs.
                  Donald W. Lindstet and James V. McTevia, shall serve for an initial term from ___________ [Effective Date] until the first annual meeting following the end of the fiscal year ended December 31, 2000;

                           Class 2 directors, initially consisting of Messrs.
                  Richard L. Wendt, Theodore Schnormeier and Thomas Ford, shall serve for an initial term from ______________ [Effective Date] until the first annual meeting following the end of the fiscal year ended December 31, 1999; and

                           Class 3 directors,  initially  consisting  of Messrs.
                  Lawrence V. Wetter and Donald Scheffler, shall serve for an initial term from __________________ [Effective Date] until the first annual meeting following the end of the fiscal year ended December 31, 1998.

     At each annual meeting of stockholders commencing with the annual meeting following the fiscal year ended December 31, 1998, directors elected to succeed those whose terms then expire shall be elected for a term of office expiring at the third succeeding annual meeting of stockholders after their election. Unless sooner terminated, each director shall serve until the later of the date on which the director's term ends or the date on which his successor is elected and qualified.

     (ii) Any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, or removal from office shall be filled by a vote of the holders of common stock of the Corporation. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     (iii) Any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative votes of the holders of eighty percent (80%) of the shares of Common Stock then issued and outstanding.

     (iv)  The  following   provisions  are  inserted  for  the  limitation  and
regulation  of  the  powers  of  the   Corporation  and  of  its  directors  and
stockholders:

     (A) Amendment of By-Laws. The By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be made, but only to the extent any such alteration, amendment, repeal or new By-Law is not inconsistent with any provision of this Certificate of Incorporation as it may be amended from time to time, either by the affirmative vote of at least 66-2/3% of the whole Board of Directors or by the stockholders of the Corporation upon the affirmative vote of the holders of at least a 66-2/3% of the outstanding capital stock entitled to vote thereon.

     (B) Ability of Stockholders to Act by Written Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with the DGCL and the By-Laws of the Corporation and may not be taken by written consent of stockholders without a meeting.

     (C) Special Meetings of Stockholders. Special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, only by (A) the Chairman of the Board of Directors, (B) the Chief Executive Officer or (C) the Board of Directors pursuant to a resolution adopted by a majority of the members of the Board of Directors then in office. Special meetings of the stockholders of the Corporation may not be called by any other person or persons. Special meetings may be held at any place, within or without the State of Delaware, as determined by the person or persons calling such meeting. The only business that may be conducted at such a meeting, other than procedural matters and matters relating to the conduct of the meeting, shall be matters relating to the purpose or purposes stated in the notice of meeting.

                                  ARTICLE VIII
                                   AMENDMENTS

     SECTION 8.1 Amendments. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, except as otherwise provided in Section 5.1(d)(iii) or Section 6.1(c) hereof, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or this Certificate of Incorporation, the affirmative vote of the holders of shares of voting stock of the Corporation representing at least 80% of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to (i) reduce or eliminate the number of authorized shares of any capital stock set forth in Article IV, (ii) amend, repeal or adopt any provision inconsistent with Article V or Article VI which would diminish the rights of Indemnified Persons pursuant to Article V or the exculpation of directors pursuant to Article VI of this Certificate of Incorporation or (iii) amend or repeal or adopt any provision inconsistent with Article VII or this Article VIII of this Certificate of Incorporation.

                                   ARTICLE IX
                                  SEVERABILITY

     SECTION 9.1 In the event that any of the provisions of this Certificate of Incorporation (including any provision within a single article, section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

     This Amended and Restated Certificate of Incorporation shall become effective upon its filing with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation of Grossman's, Inc. is signed on behalf of the Corporation by its Chairman of the Board of Directors and attested by its Secretary as of the ____ day of November, 1997.

                                     GROSSMAN'S, INC.

                                     By:      _________________________
                                     Name:
                                     Title:

ATTEST

By: _____________________
Name:
Title:  Secretary

                     [Attach Copy of Bankruptcy Court Order]

EXHIBIT D

                          REGISTRATION RIGHTS AGREEMENT

     REGISTRATION   RIGHTS  AGREEMENT,   dated  as  of  December  __,  1997,  by
Grossman's, Inc., a Delaware corporation (the "Company"), for the benefit of the Holders of Registrable Stock (each as hereinafter defined).

                                    RECITALS

     A. This Agreement is being entered into in accordance with the Plan in connection with the acquisition of Registrable Stock for the benefit of the Initial Holders pursuant to the Plan (each as hereinafter defined).

     B. To induce the Creditors holding Allowed Unsecured Claims (as hereinafter defined) to vote in favor of the Plan and to accept the issuance of such Registrable Stock under the Plan, the Company has undertaken to register the Registrable Stock under the Securities Act in certain circumstances and to take certain other actions with respect to the Registrable Stock.

                                   AGREEMENTS

     In consideration of the foregoing recitals (which are hereby incorporated into and shall be deemed a part of this Agreement), the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

     1. Definitions. Terms initially capitalized but not otherwise defined herein shall have the following meanings:

     "Affiliate" shall mean any Person that directly, or indirectly through one or more intermediaries, controls, is under common control with, or is controlled by, such other Person. For purposes of this definition, "control" means the ability of one Person to direct the management and policies of another Person, whether by means of contract, securities ownership, or otherwise. The Company and its subsidiaries are deemed to be Affiliates of JELD-WEN.

     "Agent" has the same meaning as ascribed to the term Shareholders Agent in the Plan.

     "Agreement" shall mean, and the words "herein," "hereof," "hereunder" and words of similar import shall refer to, this Agreement and any written and signed amendment or supplement hereto.

     "Allowed Unsecured Claim" has the meaning ascribed to it in the Plan.

     "Claim" has the meaning ascribed to it in the Plan.

     "Common Stock" shall mean the Company's common stock, $.001 par value (referred to in the Plan as New Common Stock), and any Stock into which such Common Stock may hereafter be changed.

     "Creditor" shall mean the holder of a Claim.

     "Holders" shall mean the Persons who shall from time to time own of record any Security. The term "Holder" shall mean any one of the Holders.

     "Initial Holders" shall mean the Agent and those Creditors holding Allowed Unsecured Claims who are entitled to receive Registrable Stock.

     "Initiating Holders" shall have the meaning ascribed to it in Section 2(A).

     "JELD-WEN" shall mean JELD-WEN, inc., an Oregon corporation.

     "Parties" shall mean the Company and each Holder who consents,  pursuant to
Section 2(A), to be bound by the terms and conditions of this Agreement.

     "Person" shall mean an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated organization or a governmental organization or any agency or political subdivision thereof.

     "Plan" shall mean the Joint Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code of the Company and certain affiliated entities as confirmed by the United States Bankruptcy Court for the District of Delaware by order entered December 9, 1997.

     "Prospectus" shall mean any prospectus which is a part of a Registration Statement, together with all amendments or supplements thereto.

     "Registrable Stock" shall mean, at any time, except as otherwise provided in Section 2(A), the shares of Common Stock issued to the Initial Holders with respect to Allowed Unsecured Claims pursuant to the Plan, whether held by such Initial Holders or by any subsequent Holder to the extent that such subsequent Holder has rights hereunder pursuant to Section 8 hereof; provided, however, that Registrable Stock shall not be deemed to include any shares after such shares have been registered under the Securities Act and sold pursuant to such registration.

     "Registration Statement" shall mean any registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act, together with all amendments or supplements thereto.

     "Request Period" shall have the meaning ascribed to it in Section 2(A).

     "Required Items" shall have the meaning ascribed to it in Section 2(A).

     "SEC" shall mean the Securities and Exchange Commission or any successor to the functions thereof.

     "Securities" shall mean any debt or equity securities of the Company, whether now or hereafter authorized, and any instrument convertible into or exchangeable for Securities or a Security. The term "Security" shall mean any one of the Securities.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any federal statute or statutes which shall be enacted to take the place of such Act, together with all rules and regulations promulgated thereunder.

     "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any federal statute or statutes which shall be enacted to take the place of such Act, together with all rules and regulations promulgated thereunder.

     "Seller" shall mean each Holder of Securities of the Company as to which Securities the Company could be required to file a Registration Statement or which could be registered under the Securities Act at the request of such Holder pursuant to any of the provisions of this Agreement.

     "Stock" shall include any and all shares, interests or other equivalents (however designated) of, or participation in, corporate stock.

     2. Required Registrations.

     (A) Subject to Section 2(B) below, upon the written request to register under the Securities Act at least 60% of the shares of Registrable Stock then outstanding made during any Request Period by Holders ("Initiating Holders") of such shares (provided that, solely for purposes of such 60% calculation or the 80% calculation provided for in Section 8.6 of the Plan, no shares of Common Stock held by or for the benefit of JELD-WEN or its Affiliates shall be deemed to be Registrable Stock), the Company will use its best efforts to effect the registration of Registrable Stock under the Securities Act and the registration or qualification thereof under all applicable state securities or blue sky laws, but only to the extent provided for in the following provisions of this Agreement. A "Request Period" is the sixty day period commencing on the first business day following the day the notice of rejection ("Rejection Notice") referred to in Section 8.6.4 of the Plan is given, or, in the event no Rejection Notice is given, the sixty day period commencing on the first business day following the date the Company is deemed under the Plan to have rejected the offer referred to in Section 8.6 of the Plan. A request pursuant to this Section 2(A) shall include the following "Required Items": the intended method of disposition of the Registrable Stock sought to be registered, a representation by the Holder submitting it as to the number of shares of Registrable Stock owned, of record, and the number of such shares sought to be registered, and a consent to be bound by the terms and conditions of this Agreement.

     Whenever the Company shall, pursuant to the first paragraph of this Section 2(A), be requested to effect the registration of Registrable Stock under the Securities Act, the Company shall promptly give written notice of such proposed registration to all Holders of Registrable Stock, stating that such Holders have the right to request that any or all of the Registrable Stock owned by them be included in such registration. The Company shall include in such registration all Registrable Stock (i) requested to be registered in the requests of the Initiating Holders pursuant to the first paragraph of this Section 2(A), and
(ii) with respect to which the Company receives (within 20 days after transmission of such written notice from the Company) written requests from the Holders thereof for inclusion therein (including the Required Items); and thereupon the Company will, as expeditiously as possible, use its best efforts to effect the registration, under the Securities Act, of such Registrable Stock which the Company has been requested to register for disposition by such Holders in accordance with the intended method of disposition described in the requests of such Holders, all to the extent requisite to permit such sale or other disposition by such Holders of the Registrable Stock so registered.

     (B) The foregoing registration rights of Holders of Registrable Stock shall be deemed satisfied by the Company when one Registration Statement shall have been filed by the Company with and made effective by the Securities and Exchange Commission under the Securities Act pursuant to a request made pursuant to
Section 2(A) and the offering pursuant to such Registration Statement shall have closed (or, if such Registration Statement has not become effective or such offering has not closed, the offering has been withdrawn by Holders of Registrable Securities included in it or the Registration Statement is no longer required by this Agreement to be kept effective.) The Company shall have the right (by identifying them in the Rejection Notice) to select (i) the underwriter(s) (who shall be of nationally recognized standing) who shall serve as the manager and/or co-managers for the offering of Securities covered by such Registration Statement, and (ii) the national securities exchange (or the NASDAQ Stock Market) on which the Registrable Stock is to be listed pursuant to Section 3(G) but only in each case with the consent of the Holders of a majority of the Registrable Stock to be registered on such Registration Statement, which consent shall not be unreasonably withheld and shall be deemed given by any request pursuant to Section 2(A) that does not object to underwriter(s) or an exchange or market, as the case may be, selected by the Company. If a Rejection Notice does not select underwriter(s) or an exchange or market, the Holders of a majority of the shares of Registrable Stock included in a Registration Statement filed pursuant to this Section 2(B) shall have the right to select the underwriter(s) or the exchange or market, as the case may be.

     3. Registration Procedures. Whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Stock under the Securities Act, the Company will, as expeditiously as possible:

     (A) prepare and file with the SEC a Registration Statement with respect to such Registrable Stock and use its best efforts to cause such Registration Statement to become and remain effective for a period of not less than one year, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold (but not before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable), provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company will furnish to one counsel selected by the Holders of a majority of the shares of Registrable Stock included in such Registration Statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;

     (B) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than one year (or shorter period in accordance with Section 3(A)) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Stock covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the Sellers thereof set forth in such Registration Statement;

     (C) furnish to each Seller such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in the Registration Statement (including each preliminary Prospectus), and such other documents, as such Seller may reasonably request in order to facilitate the public sale or other disposition of the Registrable Stock owned by such Seller;

     (D) use every reasonable effort to register or qualify, to the extent required, all the Registrable Stock covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as each Seller shall reasonably request, and use every reasonable effort to do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such Seller to consummate the public sale or other disposition in such jurisdiction of the Registrable Stock owned by such Seller covered by such Registration Statement; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (D), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

     (E) use its best efforts to cause the Registrable Stock covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holder or Holders thereof to consummate the disposition of such Registrable Stock.

     (F) immediately notify each Seller at any time when a Prospectus relating to the Registrable Stock of such Seller covered by such Registration Statement is required to be delivered under the Securities Act, of the happening of any event that comes to the Company's attention, as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the Registrable Stock covered by such Registration Statement, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided, however, that if the Company believes in good faith that it is in the best interests of the Company or its shareholders to withdraw the Registration Statement rather than prepare such a supplement or amendment, it shall promptly advise the Parties in writing and the Parties agree to act reasonably and negotiate in good faith for up to three business days to reach a mutually agreeable resolution; if such a resolution cannot be reached within such period, the Company shall proceed to supplement or amend the Registration Statement in accordance with this Agreement.

     (G) use its best efforts to cause all such Registrable Stock to be listed on such national securities exchange (or the NASDAQ Stock Market) as is selected pursuant to Section 2(B), and on each other securities exchange (or the NASDAQ Stock Market) on which similar securities issued by the Company are then listed, and enter into such customary agreements including a listing application and indemnification agreement in customary form, provided that the applicable listing requirements are satisfied;

     (H) provide a transfer agent and registrar for the Common Stock not later than the effective date of such Registration Statement covering such Registrable Stock;

     (I) enter into such customary agreements (including an underwriting agreement in customary form, including customary indemnification) and take all such other actions as the Holders of a majority of the shares of Registrable Stock included in such Registration Statement pursuant to the provisions of this Agreement or underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Stock (including effecting a stock split or a combination of shares);

     (J) make available for inspection by any Seller, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Seller who is the Holder of Registrable Stock included in such registration pursuant to the provisions of this Agreement or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Seller, underwriter, attorney, accountant or agent in connection with such Registration Statement; and

     (K) use its best efforts to obtain a cold comfort letter from the Company's independent public accountants and a legal opinion letter from the Company's counsel in customary form and covering such matters of the type customarily covered by cold comfort letters or legal opinion letters, as the case may be, as the underwriters or the Holders of a majority of the Registrable Stock included in such Registration Statement pursuant to the provisions of this Agreement reasonably request.

     (L) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months, beginning with the first month after the effective date of the registration statement (as the term "effective date" is defined in Rule 158(c) under the Securities Act), which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any successor provisions thereto.

     If the Company shall determine in its good faith and reasonable judgment, that to maintain the effectiveness of a Registration Statement pursuant to
Section 2 covering an offering that has not yet closed, or to permit such Registration Statement to become effective (or if no Registration Statement has yet been filed, to file such Registration Statement) would be significantly disadvantageous to the Company's financial condition, business or prospects (a "Disadvantageous Condition") in light of the existence,or in anticipation, of
(i) any acquisition or financing activity involving the Company, or any subsidiary of the Company, including a proposed public offering or private placement, (ii) an undisclosed material event, the public disclosure of which could have a material adverse effect on the Company, (iii) a proposed material transaction involving the Company or a substantial amount of its assets,or (iv) any other circumstance or condition the disclosure of which would materially disadvantage the Company, and the existence of which renders any to be filed, then filed or effective registration statement inadequate as failing to include material information, then the Company may, until such Disadvantageous Condition no longer exists (but in no event for more than one period of not more than 90 days) cause such Registration Statement to be terminated, suspend the use of the Prospectus contained therein, or if no Registration Statement has yet been filed, elect not to file such Registration Statement. If the Company determines to take any action pursuant to the preceding sentence, the Company shall deliver a notice to any Holder of Registrable Securities covered or to be covered under such withdrawn, suspended or not to be filed Registration Statement, which indicates that the Registration Statement is no longer effective or will not be filed. Upon the receipt of any such notice, such Holder(s) in the case of an effective Registration Statement shall forthwith discontinue their use and any dissemination of the Prospectus contained in such Registration Statement. If any Disadvantageous Condition shall cease to exist, the Company shall promptly notify any Holders who shall have ceased selling Registrable Securities pursuant to an effective Registration Statement as a result of such Disadvantageous Condition, indicating such cessation. After such cessation, or, if earlier, at the end of such 90 days period, the Company shall, if any Registration Statement required to be filed or maintained under this Agreement has been withdrawn, suspended or not filed, file promptly, an amended, supplemented or new Registration Statement, as applicable (to which the other provisions of Section 3 shall apply notwithstanding any prior filing or effectiveness of such withdrawn Registration Statement), covering the Registrable Securities that were covered by such withdrawn Registration Statement or to be covered by such unfiled Registration Statement.

     It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the Registrable Stock which is to be registered at the request of any Holder thereof that such Holder shall furnish to the Company such information regarding such Registrable Stock and the intended method of disposition thereof as the Company shall reasonably request in connection with any such registration.

     Each Holder of Registrable Stock included in a Registration Statement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(F), such Holder will forthwith discontinue disposition of Registrable Stock pursuant to the Registration Statement covering such Registrable Stock until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(F), and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession, of the Prospectus covering such Registrable Stock current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 3(A) shall be extended by the greater of (i) three months or (ii) the number of days during the period from and including the date of the giving of such notice pursuant to Section 3(F) to and including the date when each Holder of Registrable Stock covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 3(F) hereof.

     4. Expenses. All expenses incurred in effecting the registration provided for in Section 2 hereof, including all registration and filing fees, printing expenses, fees and expenses incurred in connection with the listing of the Registrable Stock on a national securities exchange (or the NASDAQ Stock Market) and on each securities exchange (or the NASDAQ Stock Market) on which similar Securities issued by the Company are then listed; fees and disbursements of counsel for the Company, reasonable fees and disbursements of one law firm serving as counsel for the Sellers (who shall be selected by Sellers holding a majority of the Registrable Stock being offered and shall be a firm of nationally recognized standing or which has been approved by the Company, which consent shall not be unreasonably withheld), underwriting expenses (other than underwriting discounts and commissions with respect to the Registrable Stock being sold, which shall be the responsibility of the Sellers), reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Stock, expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to of Section 3(D), shall be borne and paid by the Company.

     5. Indemnification.

     (A) In the event of any registration of any Registrable Stock under the Securities Act pursuant to this Agreement, the Company, to the full extent permitted by law, shall indemnify and hold harmless each Seller of such Registrable Stock, each underwriter (as defined in the Securities Act) who participates in the offering of such Registrable Stock, each director, officer and partner of such Seller and underwriter, and each other Person, if any, who controls (within the meaning of the Securities Act) such Seller or underwriter against any losses, claims, damages or liabilities, joint or several (including any amounts paid in settlement effected with the Company's consent), to which such Seller, underwriter, or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (1) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such Registrable Stock was registered under the Securities Act, any preliminary Prospectus or final Prospectus contained therein, or any summary Prospectus issued in connection with any Registrable Stock being registered, or any amendment or supplement thereto; or (2) any alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Seller, or any such underwriter, or controlling Person for any legal or other expenses reasonably incurred by such Seller, underwriter, or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary Prospectus, summary Prospectus, final Prospectus, or amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any such Seller, underwriter, director, officer, partner or controlling person specifically for use therein, and provided, further, that the Company shall not be liable to any Person or any other Person, if any, who controls such Person, in any such case to the extent that any such loss, claim, damage or liability arises out of such Person's failure to send or give a copy of the final prospectus (including any documents incorporated by reference therein), as the same may be then be supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omissions was corrected in such final prospectus.

     (B) Each Holder of Registrable Stock, by requesting its inclusion in a Registration Statement pursuant to Section 2(A), severally and not jointly, indemnifies and holds harmless each other such Holder of Registrable Stock, the Company, its directors and officers, each underwriter (as defined in the Securities Act), and each other Person, if any, who controls (within the meaning of the Securities Act) the Company, any underwriter, or any other such Holder, against any losses, claims, damages, or liabilities, joint or several, to which any such other Holder, the Company, any such director or officer, any such underwriter, or any such or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (1) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which Registrable Stock was registered under the Securities Act at the request of such Holder, any preliminary Prospectus or final Prospectus contained therein, or any summary Prospectus issued in connection with any Registrable Stock being registered, or any amendment or supplement thereto; or (2) any alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading, in either case to the extent, and only to the extent, that such alleged untrue statement or alleged omission was made in such Registration Statement, preliminary Prospectus, summary Prospectus, final Prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such indemnifying Holder specifically for use therein, and then only to the extent that such alleged untrue statements or alleged omissions by such Holder were not based on the authority of an expert as to which such Holder had no reasonable ground to believe, and did not believe, that the statements made on the authority of such expert were untrue or that there was an omission to state a material fact. Each such indemnifying Holder shall reimburse each such other Holder of Registrable Stock, the Company, its directors and officers, or any such underwriter, or controlling Person for any legal or other expenses reasonably incurred by such other Holder of Registrable Stock, the Company, its directors and officers, or any such underwriter, or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the foregoing provisions of this Subsection
(B), no Holder shall be required to pay under such provisions an amount in excess of the proceeds (net of brokerage or underwriting commissions, discounts or the like) received by such Holder in payment for the Registrable Stock sold by such Holder pursuant to the Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the Holders, underwriters or any of their respective directors, officers, or controlling persons and shall survive the transfer of such securities by such Holder.

     (C) Any Person which proposes to assert the right to be indemnified under Subsections (A) or (B) of this Section 5 shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such Person in respect of which a claim is to be made against an indemnifying Person under such Subsections (A) or (B), notify each such indemnifying Person of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. The omission to notify the indemnifying Person promptly of the commencement of any such action shall not relieve the indemnifying Person of any liability to indemnify the Person claiming indemnification under Section 5, except to the extent that the indemnifying Person shall suffer any loss by reason of such failure to give notice and shall not relieve the indemnifying Person of any other liabilities which it may have under this Agreement or otherwise. The indemnifying Person shall have the right, if such indemnifying Person so notifies the Person claiming indemnification within ten days after receipt of such notice, to investigate and defend any such loss, claim, damage, liability or action and to employ separate counsel reasonably satisfactory to the Person claiming indemnification in any such action and to control the defense thereof. The Person claiming indemnification shall have the right to participate in the defense of any such loss, claim, damage, liability or action, and so long as the indemnifying Person is defending such claim in good faith, the person claiming indemnification will be responsible for any of the fees and expenses of its own counsel in connection with such participation; provided, however, that notwithstanding the foregoing, in any case when indemnification is sought against the Company and (i) the Person seeking indemnification has been advised by counsel that its defenses may be different from those of the Company, or (ii) the Company has not proceeded in a timely or good faith manner to effect such defense, then the reasonable fees and expenses of counsel for such Person shall be paid by the Company and the indemnified Person shall have the right to control the defense of such action, suit or proceeding as it affects such Person. In no event shall a Person against whom indemnification is sought be obligated to indemnify any Person for any settlement of any claim or action effected without the indemnifying Person's consent, which consent shall not be unreasonably withheld.

     (E) The indemnification provided for under this Section 5 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person or any officer, director, partner or controlling Person of such indemnified Person and will survive the transfer of Registrable Stock.

     (F) If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified Person with respect to any loss, liability, claim, damage, or expense referred to herein, then the indemnifying Person, in lieu of indemnifying such indemnified Person hereunder, shall contribute to the amount paid or payable by such indemnified Person as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying Person and of the indemnified Person shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of the material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying Person or by the indemnified Person, such Persons' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The amount paid or payable by a Person as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 5(C), any legal or other fees or expenses reasonably incurred by such Person in connection with investigating or defending any action or claim.

     6. Participation in Underwritten Registrations.

     (A) No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's Registrable Stock on the basis provided in any underwriting agreement approved by the Persons entitled hereunder to approve such underwriting agreement, and agrees to any restriction therein against effecting any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Stock, and any restriction therein against effecting any such public sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company, during the 15 days prior to, and during the 180-day period beginning on, the effective date of such registration statement (except the sale of Registrable Stock as part of such registration), and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, however, that no Holder of Registrable Stock shall be required to make any representations or warranties or to provide information in the Registration Statement relating to such registration except, in either case, with respect to itself and its intended method of disposition of Registrable Stock.

     (B) To the extent  required  by an  underwriting  agreement  referred to in
Section 6(A), JELD-WEN (with respect to itself and its controlled Affiliates) and the Company agree not to effect any public sale or distribution, including, in the case of JELD-WEN and such Affiliates, any sale pursuant to Rule 144 under the Securities Act, of any of the Company's equity securities or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than any such sale or distribution of such securities in connection with any merger or consolidation by the Company or any subsidiary of the Company or the acquisition by the Company or a subsidiary of the Company of the capital stock or substantially all the assets of any other person or in connection with an employee stock option or other benefit plan) during the 15 days prior to, and during the 180-day period beginning on, the effective date of such registration statement (except, in the case of JELD-WEN, the sale of Registrable Stock as part of such registration).

     7. Marketing Restrictions.

     (A) If:

     (1) any Holder of Registrable Stock is entitled and wishes to register any Registrable Stock in a registration made pursuant to Section 2 hereof, and

     (2) the offering proposed to be made by the Holder or Holders for whom such registration is to be made is to be an underwritten public offering, and

     (3) the managing underwriters of such public offering furnish a written opinion that the total amount of Securities to be included in such offering would exceed the maximum amount of Securities (as specified in such opinion) which can be marketed at a price reasonably related to the then current market value of such Securities and without otherwise materially and adversely affecting such offering, then the relative rights to participate in such offering of the Holders of Registrable Stock, the Holders, if any, of other Securities having the right to include such Securities in such registration, and the Company shall be in the following order of priority:

     First: The Holders of Registrable Stock shall be entitled to participate in accordance with the number of shares of Registrable Stock which each such Holder shall request to be registered, such participation to be pro rata in accordance with the number of shares which each such Holder shall request be registered if, pursuant to clause 3 of this Subsection (A), the total amount of Securities to be included in the offering will be less than the number of shares of Registrable Stock that all of such Holders shall request be registered; and then

     Second: Subject to the absolute priority of the Registrable Stock in connection with any cutback, the Company and all Holders of other Securities having the right to include such Securities in such registration shall be entitled to participate in accordance with the relative priorities, if any, as shall exist among them.

     8. Assignability of Registration Rights. The registration rights set forth in this Agreement shall accrue to each subsequent Holder of Registrable Stock who consents in writing to be bound by the terms and conditions of this Agreement.

     9. Grant of Subsequent Registration Rights. So long as any shares of Registrable Stock exist, the Company shall not grant to any Holder of its Securities other than Registrable Stock the right to include such Securities in any Registration Statement filed pursuant to Section 2 hereof without the consent of the Holders of 100% of the existing Registrable Stock unless under the terms of any such agreement, such Holder or prospective Holder may include such Securities in any such registration only if and to the extent that the inclusion of such Securities will not reduce the amount of Registrable Stock of the Holders of Registrable Stock which is included in such registration. Section 9 may not be amended or waived.

     10. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. However, in the event that any court or any governmental authority or agency declares all or any part of any Section of this Agreement to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any other Section of this Agreement, and in the event that only a portion of any Section is so declared to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate the balance of such Section.

     11. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     12. Notices. All notices required or permitted hereunder shall be in writing and shall be: (a) sent by telex or facsimile transmission (to be effective when receipt is acknowledged unless sent after 5:00 p.m. on any business day, in which event notice shall be deemed received on the next business day); (b) personally delivered; (c) sent by certified mail, return receipt requested; or (d) sent by a nationally recognized commercial overnight delivery service with provisions for a receipt, postage or delivery charges prepaid and, except as otherwise provided in Section 12(a) above, shall be deemed given when personally delivered or when placed in the possession of such mail or delivery service, and addressed as follows:

                  To the Company:      Grossman's, Inc.
                                       45 Dan Road
                                       Canton, MA 02021-2817
                                       Attn.:  Mr. Thomas Ford
                                       Chief Executive Officer
                                       Facsimile:  (781) 830-4901

                  with a copy to:      Sonnenschein Nath & Rosenthal
                                       8000 Sears Tower
                                       Chicago, Illinois 60606
                                       Attn.:  Mr. Dennis Newman
                                       Facsimile:  (312) 876-7934

                  To JELD-WEN          JELD-WEN, inc.
                                       3250 Lakeport Boulevard
                                       Klamath Falls, OR  97601
                                       Attn.:  Mr. Doug Kintzinger
                                       Facsimile:  (541) 885-7454

                  with a copy to:      Foster, Pepper & Shefelman P.L.L.C.
                                       1111 Third Avenue, #3400
                                       Seattle, WA  98101
                                       Attn.:  Mr. Jack Cullen
                                       Facsimile:  (206) 447-9700

                  To the Holders of Registrable Stock (excluding such Holders that have terminated the Agent in accordance with the Plan):

                  Each Holder that has            The Address of such Holder as
                  Terminated the Agent in         shown on the stock transfer
                  accordance with the Plan:       records of the Company

Such addresses may be changed by any such Person by providing like notice to the Company and the Holders in accordance with this Section 12.

     13.   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same document.

     14. Entire Agreement. This Agreement contains the entire agreement and understanding of the Parties concerning the subject matter hereof, and supersedes and replaces all prior and contemporaneous negotiations, proposed agreements and agreements, written and oral, relating to such subject matter. There are no agreements, representations or warranties between the Parties as to the subject matter hereof other than those provided herein.

     15. Amendments and Governing Law. Except in the case of Section 9, this Agreement may be amended, modified or supplemented only by a written instrument executed by the Company and Holders of a majority of the then existing shares of Registrable Stock. Except in the case of Section 9, any term, covenant, agreement or condition in this Agreement may be waived (either generally or in particular instances and either retroactively or prospectively) by written instruments signed by the Company and Holders of a majority of the existing shares of Registrable Stock. Any such waiver shall be limited to its express terms and shall not be deemed a waiver of any other term, covenant, agreement or condition. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in that state. Any amendment or waiver effected in accordance with this Section shall be binding upon each Holder of Registrable Stock then outstanding, each future Holder of such Registrable Stock and the Company.

     16. Remedies. The Parties acknowledge and agree that in the event of any breach of this Agreement by any of them, the Parties would be irreparably harmed and could not be made whole by monetary damages. Each Party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and agrees that the Parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

     17. Further Assurances. Each Party agrees to take all such steps, execute and deliver such further documents and perform such acts as may be reasonably requested by any other Party in order to effectuate the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, the Company has executed this Agreement as of the day and year first written above.

ATTEST:                                GROSSMAN'S, INC.


                                       By:
Secretary                              Name:
                                       Its:


CONSENTED  TO  (solely  for purposes of Section 6(B)):

                                      JELD-WEN, inc.


                                      By:
                                      Name:
                                      Its:

EXHIBIT E

                                     BY-LAWS

                                       OF

                                 GROSSMAN'S INC.


                                    ARTICLE I

                                     Offices

                  Section 1.1. Registered Office. The registered office of the Corporation shall be Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the name of the registered agent in charge thereof is The Corporation Trust Company.

                  Section 1.2. Additional Offices. The Corporation may also have offices at such other places, either within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.


                                   ARTICLE II

                            Meetings of Stockholders

                  Section 2.1. Place of Meetings. Meetings of stockholders shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                  Section 2.2. Annual Meetings. The annual meetings of stockholders shall be held at 10:30 A.M. local time on the second Tuesday in May or on such other date and time as may be designated by resolution of the Board of Directors and stated in the notice or waiver of notice of the meeting, at which time the directors for the ensuing year shall be elected by a plurality vote and any other proper business may be transacted. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, if such business relates to the election of directors of the Corporation, the procedures in Article III, Sections 3.3, 3.4 and 3.5 must be complied with. If such business relates to any other matter, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to the Secretary and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 20 days before or after such anniversary date, such notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is mailed or public disclosure of the date of the annual meeting is made, whichever first occurs. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting containing all material information relating thereto and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this
Section 2.2. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.2, and if he should so determine, the chairman shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

                  Section 2.3. Special Meetings. Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by applicable law or by the Certificate of Incorporation, may be called by the Chairman of the Board or President and shall be called by the Chairman of the Board or President at the request in writing of a majority of the Board of Directors or of stockholders owning at least fifty-one percent (51%) of the voting power of the shares of capital stock of the Corporation then issued and outstanding and entitled to vote generally in the election of directors. Any such request shall state the purpose or purposes of the proposed meeting. The purpose or purposes of any special meeting shall be set forth in the notice of meeting, and the business transacted at any such special meeting of stockholders, other than procedural matters and matters relating to the conduct of the meeting, shall be limited to the purpose or purposes set forth in the notice.

         The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.3, and if he should so determine, the chairman shall so declare to the meeting that any business not properly brought before the meeting shall not be transacted.

                  Section 2.4. Notice of Meetings. Written notice of each annual or special meeting stating the place, date and hour of the meeting (and, in the case of a special meeting, the purpose or purposes for which the meeting is called), shall be mailed not less than ten (10) nor more than sixty (60) days before the date of the meeting (unless a different period of notice is required by law) to each stockholder of record entitled to vote at such meeting at his address as the same appears on the books of the Corporation at the time of such mailing. Notice of any meeting of stockholders need not be given to any stockholder who shall sign a waiver of such notice in writing (which need not state the purpose of the meeting), whether before or after the time of such meeting, or to any stockholder who shall attend such meeting in person or by proxy except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                  Section 2.5. Quorum and Adjournment. The holders of a majority of the voting power of the shares of capital stock of the Corporation then issued and outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum at all meetings of stockholders for the transaction of business except as otherwise provided by applicable law or by the Certificate of Incorporation. When any meeting is convened the presiding officer, if directed by the Board, may adjourn the meeting, without notice except announcement at the meeting, if (a) no quorum is present for the transaction of business, or (b) the Board determines that adjournment is necessary or appropriate to enable the stockholders (i) to consider fully information which the Board determines has not been made sufficiently or timely available to stockholders or (ii) otherwise to exercise effectively their voting rights. At such adjourned meetings at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting pursuant to
Section 5.7, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  Section 2.6. Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the shares of capital stock of the Corporation, present in person or by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of applicable law, the Certificate of Incorporation or these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of stockholders be entitled to one vote for each share of the capital stock of the Corporation standing in his name on the books of the Corporation at the close of business on the record date, if, pursuant to Section
5.7 hereof, a record date has been fixed for the determination of stockholders entitled to vote at such meeting, or standing in his name on the books of the Corporation at the close of business on the date next preceding the day on which notice of the meeting is given if no record date has been so fixed, or, if notice is waived, standing in his name at the close of business on the day next preceding the day on which the meeting is held.

                  Section 2.7. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy duly executed in writing, but no such proxy shall be voted on or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall not be revoked, whether by the death or incapacity of the maker or otherwise, unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

                  Section 2.8. Stockholders Lists. The officer or transfer agent who has charge of the stock ledger of the Corporation shall prepare and make, or cause to be prepared or made, pursuant to the provisions of Section 219 of the General Corporation Law of Delaware, as amended from time to time, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours either at a place within the city where the meeting is to be held specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  Section 2.9.  Action Without a Meeting.

         (a) Unless otherwise provided in the Certificate of Incorporation, any action to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the actions so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         (b) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation.

         (c) The record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation.

         (d) For purposes of this Section 2.9, delivery to the Corporation shall be effected by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

                  Section 2.10. Presiding Officers and Order of Business. All meetings of stockholders shall be called to order and presided over by the Chairman of the Board, or in his absence, by the Chief Executive Officer, President or highest ranking Vice President, or if none of these be present by a chairman designated by the Board of Directors. The Secretary of the Corporation shall act as secretary, but in the absence of the Secretary, the presiding officer may appoint a secretary.

                  Section 2.11. Procedural Matters. At each meeting of stockholders, the chairman of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting and shall determine the order of business and all other matters of procedure. Except to the extent inconsistent with any such rules and regulations as adopted by the Board of Directors, the chairman of the meeting may establish rules, which need not be in writing, to maintain order for the conduct of the meeting, including, without limitation, restricting attendance to bona fide stockholders of record and their proxies and other persons in attendance at the invitation of the chairman and making rules governing speeches and debates. The chairman of the meeting acts in his or her absolute discretion and his or her rulings are not subject to appeal.

                                   ARTICLE III

                                    Directors

                  Section 3.1. Powers. The Board of Directors shall have the power to manage the property, business and affairs of the Corporation, to exercise all of its corporate power and do all such lawful acts and things as are not by applicable law or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

                  Section 3.2. Number, Election and Term. The number of directors shall be as provided in the Certificate of Incorporation. Directors need not be stockholders, and except as otherwise provided in the Certificate of Incorporation or these By-laws, shall be elected at the annual meeting of the stockholders and shall hold office until their respective successors shall be elected and qualified. No decrease in the number of directors constituting the whole Board of Directors shall shorten the term of an incumbent director.

         Section 3.3. Nominations. Nominations for election to the Board of Directors of the Corporation at a meeting of stockholders may be made by the Board of Directors or by any stockholder of the Company entitled to vote for the election of directors at such meeting. Such nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation, and received (1) in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 20 days before or after such anniversary date, such notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is mailed or public disclosure of the date of the annual meting is made, whichever first occurs, or (2) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting is mailed or public disclosure of the date of the special meeting is made, whichever first occurs. Such notice shall set forth (a) as to each proposed nominee (i) the name, date of birth, business address and residence address of each such nominee, (ii) the principal occupation or employment of each such nominee during the past five years, (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to be named as a nominee and to serve as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address as they appear on the Corporation's books, of such stockholder, (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons
(including their names) pursuant to which the nomination(s) are to be made by such stockholder and (iv) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.3 of the By-laws. The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                  Section 3.4. Election of Directors. Except as otherwise provided in the Certificate of Incorporation or Section 3.5 hereof, the directors shall be elected annually at the annual meeting of the stockholders. In the event of the failure to elect directors at an annual meeting of the stockholders, the directors may be elected at any special meeting of stockholders entitled to vote for the election of directors, provided that notice of such meeting shall contain mention of such election. At each meeting of the stockholders for the election of directors, provided a quorum is present, the directors shall be elected by a plurality of the votes validly cast at such election.

                  Section 3.5. Vacancies and Newly Created Directorships. Except as may be required by applicable law or in the Certificate of Incorporation, any vacancy in the Board of Directors may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If there are no directors in office, then an election of directors may be held in the manner provided by Section 223 of the General Corporation Law of Delaware or as otherwise provided by applicable law. Each director so chosen shall hold the office until the next annual election of directors, and until his successor shall be elected and qualified. A vacancy in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any director, or, if at any annual or special meeting of stockholders at which any director or directors are elected, the stockholders fail to elect the fully authorized number of directors to be elected at such meeting, or if there are any newly created directorships resulting from any increase in the authorized number of directors.

     Section 3.6. Resignations. Any director may resign at any time by delivering a written resignation to the Chairman of the Board or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     Section 3.7. Removal of Directors. Any director may be removed only as provided in the Certificate of Incorporation.

     Section 3.8. Holding Meetings Without the State. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 3.9. Annual and Regular Meetings. The annual meeting of the Board of Directors, for the choosing of officers and for the transaction of such other business as may come before the meeting, shall be held in each year as soon as possible after the annual meeting of the stockholders, and notice of such annual meeting of the Board of Directors shall not be required to be given. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix the time and place thereof. Notice of such regular meetings need not be given; provided, however, that in case the Board of Directors shall fix or change the time or place of regular meetings, notice of such action shall be mailed promptly to each director who shall not have been present at the time at which such action was taken. No notice of such change need be given to any director who shall attend such changed meeting without protesting the lack of notice to him at the beginning of the meeting or to any director who shall waive notice of such meeting in writing, whether before or after the time of such meeting.

     Section 3.10. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or by the President or by any two directors, at such time and place as may be specified in the respective notices or waivers of notice thereof. Special meetings of the Board of Directors may be called on 24 hours' notice to each director, personally or by telephone, telegram, telex or telecopier or sent by overnight courier to each director at his designated address at least two days before the meeting (with delivery scheduled to occur no later than the day before the meeting) or on five days' notice by mail. The notice of the meeting shall state the general purpose of the meeting, but other routine business may be conducted at the meeting without such matter being stated in the notice. Notice of any special meeting need not be given to any director who shall attend such meeting without protesting the lack of notice to him at the beginning of the meeting, or to any director who shall waive notice of such meeting in writing, whether before or after the time of such meeting, and any business may be transacted thereat. No notice need be given of any adjourned meeting.

     Section 3.11. Quorum. At all meetings of the Board of Directors the presence of a majority of the Board of Directors in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by applicable law or the Certificate of Incorporation or these Bylaws. Even though no quorum is present, a majority of the directors present at any meeting of the Board of Directors, either regular or special, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present, but may not adjourn such meeting to a time later than the time fixed for the next regular meeting of the Board of Directors.

     Section 3.12. Action Without a Meeting. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     Section 3.13. Meetings by Telephonic Communication. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these By-laws, members of the Board of Directors may participate in the meeting of such Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

     Section 3.14. Appointment of Committees. The Board of Directors may not designate any committees to exercise any of the powers or authority of the Board of Directors in the management of the property, affairs, or business of the Corporation.

     Section 3.15. Reliance on Accounts and Reports, Etc. A Director, in the performance of his duties, shall be fully protected in relying in good faith on the books of accounts or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or in relying in good faith upon other records of the Corporation.

     Section 3.16. Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have authority to fix the compensation of the Directors. The Directors may be paid their expenses, if any, incurred on behalf of the Corporation or in connection with attendance at meetings of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director, as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.


                                   ARTICLE IV

                                    Officers

     Section 4.1. Appointment by the Board of Directors. The officers of the Corporation shall be chosen by the Board of Directors and shall include a Chairman of the Board, a President, a Secretary and a Treasurer. The Board of Directors may also appoint one or more Vice Presidents, one or more Assistant Secretaries or Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 4.2. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws or applicable law otherwise provides.

     Section 4.2. Election. Unless otherwise determined by the Board of Directors, the officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors, and shall be elected to hold office until the following annual meeting of the Board of Directors. In the event of the failure to elect officers at such annual meeting, officers may be elected at any regular or special meeting of the Board of Directors. Each officer shall hold office for the term for which he is elected and until his successor has been duly elected and shall qualify, or until his death, or until he has resigned or been removed in the manner provided in Section 4.4.

     Section 4.3. Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors from time to time.

     Section 4.4. Resignation, Removal. Any officer elected or appointed by the Board of Directors may be removed, either with or without cause, at any time by the affirmative vote of the majority of the whole Board of Directors at any regular or

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special meeting.  Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of receipt of such notice or any later time specified therein and, unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. Any vacancy occurring in any office of the Corporation, by death, resignation, removal or otherwise, shall be filled by the Board of Directors.

     Section 4.5. Chairman of the Board. The Chairman of the Board shall, if present, preside at all meetings of the Board of Directors. The Chairman of the Board shall be the chief executive officer of the Corporation (unless the President shall be so designated by the Board of Directors), and he shall have supervision over and may exercise general executive powers concerning all of the business and other officers of the Corporation with the authority from time to time to delegate to other officers such executive and other powers and duties as he may deem advisable. The Chairman of the Board shall have such other powers and duties as may be assigned to him from time to time by the Board or prescribed by these By-laws.

     Section 4.6. President. If so designated by the Board of Directors, the President shall be the chief executive officer of the Corporation and shall have powers and authority specified for such position in Section 4.5. In the absence of the Chairman of the Board or in the event of his inability or refusal to act, the President shall perform the duties and have all the powers of the Chairman of the Board. He shall have such other powers and duties as may be assigned to him from time to time by the Board or prescribed by these By-laws.

     Section 4.7. Vice President. In the absence or in the event of the inability or refusal to act of the Chairman of the Board and the President, the Vice President (or if there be more than one Vice President, the Vice Presidents in order of their rank or, if of equal rank, then in the order designated by the Board of Directors, the Chairman of the Board or the President or, in the absence of any designation, then in the order of their appointment) shall perform the duties and have all the powers of and be subject to all restrictions upon the Chairman of the Board and the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to them. Except where by law the signature of the President is required, any Vice President shall possess the same power as the President to sign all certificates, contracts, obligations and other instruments of the Corporation.

     Section 4.8. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings of the meetings of

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the  Corporation  and of the  Board of  Directors  in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board or the President may from time to time prescribe.

                  Section 4.9. Assistant Secretary. The Assistant Secretary (or if there be more than one Assistant Secretary, the Assistant Secretaries in the order designated by the Board of Directors, the Chairman of the Board or the President, or in the absence of any designation, then in the order of their appointment) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary, and shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board or the President may from time to time prescribe.

                  Section 4.10. Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of the receipts and disbursements in the books of the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. The Treasurer may disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board or the President, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the President or the Board of Directors whenever requested, an account of all his transactions as Treasurer and statement of the financial condition of the Corporation. The Treasurer shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board or the President may from time to time prescribe.

                  Section 4.11. Assistant Treasurer. The Assistant Treasurer (or if there be more than one Assistant Treasurer, the Assistant Treasurers in the order designated by the Board of Directors, the Chairman of the Board or the President, or in the absence of any designation, then in the order of their appointment) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

                  Section 4.12. Bonds. If expressly required by the Board of Directors, the Treasurer and Assistant Treasurers and any other officers, agents or employees shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of their respective duties and for the restoration to the Corporation in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation.


                                    ARTICLE V

                              Certificates of Stock

                  Section 5.1. Stock Certificates; Uncertificated Shares. The shares of capital stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its capital stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by uncertificated shares shall be entitled to have a certificate, signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation, and sealed with the seal of the Corporation, certifying the number of shares in the Corporation registered in certificate form and owned by him, with such legend or legends which may be required by the Certificate of Incorporation, applicable law or otherwise, and such form as the Board of Directors may determine.

                  Section 5.2. Signatures. If any stock certificate is manually countersigned by either a transfer agent other than the Corporation or its employee or by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.


                                      -13-


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                  Section 5.3. Lost, Stolen or Destroyed Certificates. The Board
of Directors may direct that a new certificate or certificates be issued in place of any certificate or certificates heretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed
certificate  or  certificates,  or  his  legal  representatives,   to  give  the
Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

                  Section 5.4. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation, if the Board of Directors has appointed a transfer agent, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, provided such transfer shall be permitted by applicable law and the Certificate of Incorporation, it shall be the duty of the Corporation to issue and such transfer agent to deliver a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                  Section 5.5. Registered Stockholders. Prior to due presentment for transfer of a certificate for shares of capital stock, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of such shares to receive dividends and notifications, and to vote, and to exercise all other rights and powers as owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                  Section 5.6. Transfer Agent; Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars for shares of capital stock of the Corporation, and may require all certificates representing such shares to bear the signature of any such transfer agent or registrar.

                  Section 5.7. Record Date. In order that the Corporation may determine the stockholders who are, and who shall be the only stockholders who are, entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise

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



any rights with respect to any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any such other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


                                   ARTICLE VI

                                 Indemnification

         The Corporation shall indemnify, in accordance with Article V of its Certificate of Incorporation, its directors, officers, Delegates (as defined in such Article V), agents and employees.


                                   ARTICLE VII

                               General Provisions

     Section 7.1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year or such other period as may be determined from time to time by the Board of Directors.

                  Section 7.2. Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal" and "Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Except as otherwise required by law, it shall not be necessary to the validity of any instrument executed by an authorized officer or officers of the Corporation, that the execution of such instrument be evidenced by the corporate seal, and all documents, instruments, contracts and writings of all kinds signed on behalf of the Corporation by any authorized officer or officers thereof shall be as effectual and binding on the Corporation without the corporate seal, as if the execution of the same had been evidenced by affixing the corporate seal thereto.

                  Section 7.3. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation.


                                                      -15-


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                  Section 7.4.  Reserves.  Before  payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve.

                  Section 7.5. Corporate Indebtedness. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Loans so authorized may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors shall authorize. When so authorized by the Board of Directors, any part of or all the properties, including contract rights, assets, business or good-will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments, executed and delivered in the name of the Corporation.

                  Section 7.6. Deposits. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositaries as may be determined by the Board of Directors, or by such officers or agents as may be authorized by the Board to make such determination.

                  Section 7.7. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                  Section 7.8. Voting as Stockholder. Unless otherwise determined by resolution of the Board of Directors, the Chairman of the Board, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

                  Section 7.9. Manner of Notice. Whenever under the provisions of any applicable law or the Certificate of Incorporation or these By-laws notice is required to be given to any stockholder, director, or officer, such notice may be given, in the case of stockholders, in writing, by mail, by depositing the same in the post office or letterbox, in a postage-prepaid, sealed wrapper, addressed to such stockholder, at such address as it appears on the records of the Corporation, and, in the case of directors, and officers, by mail, overnight courier, telephone or by telegram, telex or telecopier to the last address made known to the Secretary of the Corporation of such persons.

                  Section 7.10. Waiver of Notice. Whenever any notice is required to be given under the provisions of any applicable law or the Certificate of Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                  ARTICLE VIII

                                   Amendments

                  Unless the Certificate of Incorporation or these Bylaws otherwise provides, these By-laws may be altered, amended or repealed or new By-laws may be adopted by the holders of 662/3% of the voting power of the shares of capital stock of the Corporation then issued and outstanding and entitled to vote generally in the election of directors or by the affirmative vote of at least two-thirds of the directors of the Corporation (a) at any regular meeting of the stockholders or the Board of Directors, (b) at any special meeting of the stockholders or the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-laws be contained in the notice of such special meeting, or (c) by action without a meeting taken pursuant to these By-laws.




1299877.4

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